EXHIBIT 4.1

XILINX, INC.

as Issuer

AND

THE BANK OF NEW YORK TRUST COMPANY, N.A.

     as Trustee
____________________

Indenture

Dated as of March 5, 2007
___________________

3.125% Junior Subordinated Convertible Debentures due 2037

TABLE OF CONTENTS
__________________

i

ARTICLE 14
SATISFACTION AND DISCHARGE

Section 14.01.	Satisfaction and Discharge of Indenture	105
Section 14.02.	Application of Trust Money	106

ARTICLE 15
SUPPLEMENTAL INDENTURES

Section 15.01.	Supplemental Indentures Without Consent of Holders	106
Section 15.02.	Supplemental Indentures With Consent of Holders	107
Section 15.03.	Execution of Supplemental Indentures	108
Section 15.04.	Effect of Supplemental Indentures	108
Section 15.05.	Conformity With Trust Indenture Act	109
Section 15.06.	Reference in Securities to Supplemental Indentures	109
Section 15.07.	Notice to Holders of Supplemental Indentures	109

v

     INDENTURE, dated as of March 5, 2007, between Xilinx, Inc., a corporation duly organized and existing under the laws of the State of Delaware, as Issuer (the “Company”), having its principal office at 2100 Logic Drive, San Jose, California 95124 and The Bank of New York Trust Company, N.A., as Trustee (the “Trustee”).

RECITALS OF THE COMPANY

     WHEREAS, the Company has duly authorized the creation of an issue of 3.125% Junior Subordinated Convertible Debentures due 2037 (each a “Security” and collectively, the “Securities”) of the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture; and

     WHEREAS, all things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid and legally binding obligations of the Company, and to make this Indenture a valid and legally binding agreement of the Company, in accordance with the terms of the Securities and the Indenture, have been done;

     NOW, THEREFORE, THIS INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Securities by the Holders thereof, it is mutually agreed, for the benefit of the Company and the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE 1
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

     Section 1.01. Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

     (i) the terms defined in this Article 1 have the meanings assigned to them in this Article and include the plural as well as the singular;

     (ii) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

     (iii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

     (iv) the words “herein,” “hereof’ and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

     “Act” when used with respect to any Holder, has the meaning specified in Section 1.04.

     “Additional Interest” shall mean Additional Interest as defined in the Registration Rights Agreement.

     “Additional Shares” has the meaning specified in Section 9.06(a).

      “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

      “Agent Members” has the meaning specified in Section 3.08.

     “Bid Solicitation Agent” means an independent nationally recognized securities dealer selected by the Company to solicit market bid quotations for the Securities, which shall in no event be an Affiliate of the Company.

     “Board of Directors” means, with respect to any Person, either the board of directors of such Person or any duly authorized committee of that board.

     “Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     “Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is closed.

     “Capital Stock” means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock and, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

      “Cash Percentage” has the meaning specified in Section 9.03(e).

      “Code” means the Internal Revenue Code of 1986, as amended.

     “Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     “Common Stock” means the shares of common stock, par value $0.01 per share, of the Company as they exist on the date of this Indenture or any other shares of Capital Stock of the Company into which the Common Stock shall be reclassified or changed or, in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving corporation, the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such surviving corporation or its direct or indirect parent corporation.

     “Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

     “Company Request” or “Company Order” means a written request or order signed in the name of the Company by its Chairman of the Board of Directors, its Vice Chairman of the Board of Directors, its Chief Executive Officer, its President or any Vice President, its Chief Financial Officer, its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary and delivered to the Trustee.

      “Comparable Yield Rate” means 7.20%, compounded semi-annually.

      “Compounded Interest” has the meaning specified in Section 4.06(b).

      “Contingent Debt Regulations” has the meaning specified in Section 6.14(a).

      “Contingent Interest” has the meaning specified in Section 4.02(a).

      “Conversion Agent” means the Trustee or such other office or agency designated by the Company where Securities may be presented for conversion.

      “Conversion Date” has the meaning specified in Section 9.02(b).

      “Conversion Notice” has the meaning specified in Section 9.02(b).

      “Conversion Price” means as of any date $1,000 divided by the Conversion Rate as of such date.

      “Conversion Rate” has the meaning specified in Section 9.01(a).

      “Conversion Parity Value” means, with respect to any Redemption Date, the product of (i) the Conversion Rate in effect on such date and (ii) the average of the Volume-Weighted Average Prices of the Common Stock for the 20 consecutive Trading Days ending on the Trading Day immediately preceding the applicable Redemption Date.

     “Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at The Bank of New York Trust Company, N.A., 700 South Flower Street, Suite 500, Los Angeles, California 90017, Attention: Corporate Trust Administration, and shall mean for purposes of Section 6.02 c/o The Bank of New York, 101 Barclay Street, New York, New York 10286, Attention: Corporate Trust Administration.

     “Corporation” means a corporation, association, company, joint-stock company or business trust.

     “Custodian” means The Bank of New York Trust Company, N.A., as custodian with respect to the Securities in global form, or any successor entity.

     “Daily Conversion Value” means, for each of the 20 consecutive Trading Days during the Observation Period, 5.0% of the product of (i) the applicable Conversion Rate and (ii) the Daily VWAP of the Common Stock on such Trading Day.

     “Daily Settlement Amount” has the meaning specified in Section 9.03(b).

     “Daily Share Amount” has the meaning specified in Section 9.03(b).

     “Daily VWAP” means, for each of the 20 consecutive Trading Days during the Observation Period, the per share Volume-Weighted Average Price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “XLNX.UQ lt;equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from 9:30 a.m. to 4:00 p.m. (New York City time) on such Trading Day (or if such Volume-Weighted Average Price is unavailable, the market value of one share of Common Stock on such Trading Day determined, using a volume-weighted method, by a nationally recognized independent investment banking firm retained for such purpose by the Company), provided, that after consummation of a Fundamental Change in which the consideration is comprised entirely of cash, the Daily VWAP will be deemed to be the cash price per share received by holders of the Common Stock in such Fundamental Change.

     “Default” means any event that is or with the passage of time or the giving of notice or both would become an Event of Default.

     “Deferred Interest” means any Interest that is accrued and unpaid and the payment of which has been deferred as a result of the Company’s declaration of an Extension Period.

     “Depositary” means The Depository Trust Company until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean such successor Depositary.

     “Designated Senior Debt” means, with respect to the Company, obligations under any Senior Debt in which the instrument creating or evidencing such Senior Debt or the assumption or guarantee thereof (or related agreements or documents to which the Company is a party) expressly provides that such Senior Debt shall be “Designated Senior Debt” for purposes of this Indenture. The instrument, agreement or other document evidencing any Designated Senior Debt may place limitations and conditions on the right of such Senior Debt to exercise the rights of Designated Senior Debt.

     “Distributed Property” has the meaning specified in Section 9.04(c).

     “Downside Trigger” means $600 per $1,000 Principal Amount of Securities during the period prior to March 15, 2018. Beginning on March 15, 2018, and ending on March 15, 2036, inclusive, the Downside Trigger will increase in increments of $10 per $1,000 Principal Amount of Securities per semi-annual period for the payment of Regular Interest on March 15 and September 15 of each year within such period. As an example, the Downside Trigger will be $620 per $1,000 Principal Amount of Securities during the period commencing on September 15, 2018, and ending on March 14, 2019.

     “Effective Date” has the meaning specified in Section 9.06(b).

     “Event of Default” has the meaning specified in Section 10.01.

     “Ex Date” means, with respect to any dividend, distribution or issuance on the Common Stock or any other equity security, the first date on which the shares of the Common Stock or such other equity security trade on the applicable exchange or in the applicable market, regular way, without the right to receive such dividend, distribution or issuance.

     “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

     “Exchange Rate Contract” means, with respect to any Person, any currency swap agreement, forward exchange rate agreement, foreign currency future or option, exchange rate collar agreement, exchange rate insurance or other agreement or arrangement, or combination thereof, the principal purpose of which is to provide protection against fluctuations in currency exchange rates. An Exchange Rate Contract may also include an Interest Rate Agreement.

     “Extension Period” has the meaning specified in Section 4.06.

     “Extraordinary Dividend” has the meaning specified in Section 4.02(a).

     “Fundamental Change” means the occurrence of any of the following events at any time after the Securities are originally issued:

     (1) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than the Company, its Subsidiaries or its or their employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s common equity representing more than 50% of the total voting power of the Company’s Capital Stock entitled to vote generally in elections of directors;

     (2) consummation of any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s Subsidiaries; provided, however that a transaction where (i) the Common Stock is not changed or exchanged except to the extent necessary to reflect a change in the Company’s jurisdiction of incorporation or (ii) the holders of more than 50% of all classes of the Company’s common equity immediately prior to such transaction own, directly or indirectly, more than 50% of the aggregate voting power of all shares of Capital Stock of the continuing or surviving corporation or transferee immediately after such event shall not be a Fundamental Change;

     (3) the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or

     (4) the Common Stock, or other common stock into which the Securities are then convertible, ceases to be listed for trading on a United States national securities exchange or quoted on an established automated over-the-counter trading market in the U.S.

     A Fundamental Change as a result of clause (2) above will not be deemed to have occurred, however, if not less than 90% of the consideration received or to be received by the Company’s common stockholders, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ rights, in the transaction or transactions otherwise constituting the Fundamental Change consists of Publicly Traded Securities and, as a result of such transaction or transactions, the Securities become convertible into such Publicly Traded Securities and cash as described in Section 9.07.

     “Fundamental Change Company Notice” has the meaning specified in Section 8.01(b).

     “Fundamental Change Repurchase Date” has the meaning specified in Section 8.01(a).

     “Fundamental Change Repurchase Notice” has the meaning specified in Section 8.01(a).

     “Fundamental Change Repurchase Price” has the meaning specified in Section 8.01(a).

     “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, in each case, as in effect in the United States on the date hereof.

     “Global Security” means a Security in global form registered in the Security Register in the name of a Depositary or a nominee thereof.

     “Holder” or “Securityholder” means a Person in whose name a Security is registered in the Security Register.

     “Indebtedness” means, with respect to any Person, without duplication, (i) any indebtedness or obligation, whether contingent or not, (1) evidenced by a credit or loan agreement, note, bond, debenture or similar written obligation or instrument (whether or not the recourse of the lender is to the whole of the assets of such Person or to only a portion thereof) or (2) for money borrowed, (ii) all obligations (1) as lessee under leases required to be capitalized on such Person’s balance sheet under GAAP or (2) as lessee under other leases for facilities, capital equipment or related assets, whether or not capitalized, entered into or leased for financing purposes, (iii) all obligations under Interest Rate Agreements, Exchange Rate Contracts, treasury management agreements or similar agreements or arrangements, (iv) all obligations and liabilities (contingent or otherwise) of such Person with respect to letters of credit, bankers’ acceptances and similar facilities (including reimbursement obligations with respect to the foregoing), (v) all obligations and liabilities (contingent or otherwise) of such Person issued or assumed as the deferred purchase price of any property or services (but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business), (vi) obligations of the type described in clauses (i) through (v) above of any third party and all dividends of any third party the payment of which, in either case, such Person has assumed or guaranteed, or for which the Person first referenced above is responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise, or that are secured by a lien on such Person’s property and (vii) any and all renewals, extensions, modifications, replacements, restatements and refundings of, or any indebtedness or obligation issued in exchange for, any indebtedness, obligation or liability of the kinds described in clauses (i) through (vi). The amount of any Indebtedness outstanding as of any date shall be the accreted value thereof, in the case of any Indebtedness issued with original issue discount. The amount of any Indebtedness outstanding as of any date with respect to any Exchange Rate Contract or Interest Rate Agreement shall be the termination value thereof. Indebtedness shall not include liabilities for taxes of any kind.

     “Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

     “Initial Conversion Value” means $833.3345.

     “Initial Purchaser” means J.P. Morgan Securities Inc.

     “Interest” means (i) Regular Interest, (ii) Contingent Interest, if any, (iii) Deferred Interest, if any, (iv) Additional Interest, if any, and (v) Compounded Interest, if any.

     “Interest Payment Date” means (x) with respect to any payment of Interest other than Interest payable upon designation of an Extraordinary Dividend or a prepayment of Deferred Interest, each March 15 and September 15 of each year, beginning September 15, 2007, (y) with respect to Interest payable upon designation of an Extraordinary Dividend, the date specified by the Company’s Board of Directors for the payment of such Interest in accordance with Section 4.02(a)(ii) and (z) with respect to a prepayment of Deferred Interest, the date specified for such prepayment by the Company.

     “Interest Rate Agreement” means, with respect to any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement the principal purpose of which is to protect the party indicated therein against fluctuations in interest rates.

     “Investment Company Act” means the Investment Company Act of 1940 and any statutory successor thereto, in each case as amended from time to time.

     “Issue Date” means the date the Securities are originally issued as set forth on the face of the Security under this Indenture.

     “Last Reported Sale Price” means, on any date, the closing sale price per share of the Common Stock (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in composite transactions by the principal U.S. national or regional securities exchange on which the Common Stock is listed for trading. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on such date, the “Last Reported Sale Price” shall mean the last quoted bid price for the Common Stock in the over-the-counter market on such date as reported by the National

Quotation Bureau Incorporated or any successor organization thereto. If the Common Stock is not so quoted, the “Last Reported Sale Price” shall mean the average of the mid-point of the last bid and ask prices for the Common Stock on such date from each of at least three nationally recognized independent investment banking firms selected by the Company for such purpose.

     “Legal Holiday” has the meaning specified in Section 1.14.

     “Majority Owned” means, with respect to an entity, that another entity has “beneficial ownership” (as defined in Rule 13(d)(3) under the Exchange Act) of more than 50% of the total voting power of all shares of the first entity’s Capital Stock that are entitled to vote generally in the election of directors. “Majority Owner” has the correlative meaning.

     “Make-Whole Fundamental Change” mean any event described in clause (1), (2) or (3) of the definition of “Fundamental Change.”

     “Market Disruption Event” means, if the Common Stock is listed on a U.S. national or regional securities exchange, the occurrence or existence during the one-half hour period ending on the scheduled close of trading on any Trading Day for the Common Stock of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.

     “Maturity,” when used with respect to any Security, means the date on which the principal, Redemption Price or Fundamental Change Repurchase Price of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity, on a Redemption Date or Fundamental Change Repurchase Date, by declaration of acceleration or otherwise.

     “Measurement Period” has the meaning specified in Section 9.01(a).

     “Non-Payment Default” has the meaning specified in Section 5.02(b).

     “Notice of Default” has the meaning specified in Section 10.01(f).

     “Observation Period” with respect to any Security means the 20 consecutive Trading Day period beginning on and including the second Trading Day after the related Conversion Date, except that (i) with respect to any Conversion Date occurring after the date of issuance of a notice of redemption, Observation Period means the 20 consecutive Trading Days beginning on and including the 22nd scheduled Trading Day prior to the applicable Redemption Date and (ii) with respect to any conversion occurring during the period beginning on December 15, 2036, and ending at 5:00 p.m., New York City time, on the second Scheduled Trading Day immediately prior to the Stated Maturity of the Securities, Observation Period means the first 20 Trading Days beginning on and including the 22nd Scheduled Trading Day prior to the Stated Maturity of the Securities.

     “Officers’ Certificate” means a certificate signed by any two of the Chairman of the Board of Directors, the President, any Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, in each case of the Company, and delivered to the Trustee. One of the officers signing an Officers’ Certificate given pursuant to Section 6.05 shall be the principal executive, financial or accounting officer of the Company.

     “Opinion of Counsel” means a written opinion of counsel, who may be external or in-house counsel for the Company, and who shall be reasonably acceptable to the Trustee.

     “Outstanding,” when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

     (i) Securities theretofore cancelled by the Trustee or accepted by the Trustee for cancellation;

     (ii) Securities, or portions thereof, for whose payment, redemption or repurchase money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that if such Securities are to be redeemed or repurchased prior to the maturity thereof, notice of such redemption or repurchase shall have been given to the Holders as herein provided, or provision satisfactory to a Responsible Officer of the Trustee shall have been made for giving such notice;

     (iii) Securities that have been paid or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture; and

     (iv) Securities converted into Common Stock pursuant to Article 9;

provided, however that, in determining whether the Holders of the requisite Principal Amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

     “Paying Agent” means any Person (including the Company) authorized by the Company to pay the Principal Amount of, Interest on, or Redemption Price or Fundamental Change Repurchase Price of, any Securities on behalf of the Company. The Trustee shall initially be the Paying Agent.

     “Payment Blockage Notice” has the meaning specified in Section 5.02(b).

     “Payment Default” has the meaning specified in Section 5.02(a).

     “Person” means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

     “Physical Securities” means permanent certificated Securities in registered form issued in denominations of $1,000 Principal Amount and integral multiples thereof.

     “Principal Amount” of a Security means the Principal Amount as set forth on the face of the Security.

     “Publicly Traded Securities” means shares of Common Stock that are traded on a national securities exchange or quoted on an established automated over-the-counter trading market in the U.S. or with respect to transactions described in the definition of “Fundamental Change,” which will be so traded or quoted when issued or exchanged in connection with such event.

     “Purchase Agreement” means the Purchase Agreement, dated February 27, 2007, entered into by the Company and the Initial Purchaser in connection with the sale of the Securities.

     “Qualified Institutional Buyer” or “QIB” shall have the meaning specified in Rule 144A.

     “Record Date” means (x) with respect to any payment of Interest, other than Interest payable upon designation of an Extraordinary Dividend or a prepayment of Deferred Interest, each March 1 and September 1 (whether or not a Business Day), (y) with respect to the payment of Interest payable upon designation of an Extraordinary Dividend, the record date specified by the Company’s Board of Directors for the payment of such Interest in accordance with Section 4.02(a)(ii) and (z) with respect to a prepayment of Deferred Interest, the record date specified with respect to such prepayment by the Company.

     “Regular Interest” has the meaning specified in Section 4.01(a).

     “Redemption Date” shall mean the date specified for redemption of the Securities in accordance with the terms of the Securities and Article 7 hereof.

     “Redemption Price” has the meaning specified in Section 7.01(b).

     “Reference Property” has the meaning specified in Section 9.07.

     “Registration Rights Agreement” means the Registration Rights Agreement, dated as of March 5, 2007, between the Company and the Initial Purchaser, for the benefit of itself and the Holders, as the same may be amended or modified from time to time in accordance with the terms thereof.

     “Representative” means the (i) indenture trustee or other trustee, agent or representative for any Senior Debt or (ii) with respect to any Senior Debt that does not have any such trustee, agent or other representative, (1) in the case of such Senior Debt issued pursuant to an agreement providing for voting arrangements as among the holders or owners of such Senior Debt, any holder or owner of such Senior Debt acting with the consent of the required Persons necessary to bind such holders or owners of such Senior Debt and (2) in the case of all other such Senior Debt, the holder or owner of such Senior Debt.

     “Resale Registration Statement” means a registration statement under the Securities Act registering the Securities for resale pursuant to the terms of the Registration Rights Agreement.

     “Responsible Officer” means any officer of the Trustee within the Corporate Trust Office of the Trustee with direct responsibility for the administration of this Indenture and also, with respect to a particular matter, any other officer of the Trustee to whom such matter is referred because of such officer’s knowledge and familiarity with the particular subject.

     “Restricted Global Security” means a Global Security representing Restricted Securities.

     “Restricted Security” or “Restricted Securities” has the meaning specified in Section 2.05.

     “Rule 144” means Rule 144 under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

     “Rule 144A” means Rule 144A under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

     “Rule 144A Information” has the meaning specified in the Securities.

     “Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading.

     “Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

     “Security” or “Securities” has the meaning specified in the first paragraph of the Recitals of the Company.

     “Security Register” and “Security Registrar” have the respective meanings specified in Section 3.05.

     “Senior Debt” means, with respect to the Company, the principal of (and premium, if any) and interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) on, and all fees and other amounts payable in connection with, any Indebtedness of the Company, whether absolute or contingent, secured or unsecured, due or to become due, outstanding on the date of this Indenture or thereafter created, incurred, assumed or guaranteed by the Company. Notwithstanding the foregoing, the term Senior Debt shall not include (i) the Securities, (ii) any Indebtedness, created, evidenced, assumed or guaranteed by an instrument that expressly provides that such Indebtedness shall not be senior in right of payment to the Securities or expressly provides that such Indebtedness is “pari passu” or “junior” to the Securities, (iii) any Indebtedness of the Company to any Subsidiary of the Company or (iv) any Indebtedness of or amounts owed by the Company for trade payables or otherwise for goods or materials purchased or services obtained in the ordinary course of business.

     “Significant Subsidiary” means a Subsidiary of the Company that would be a “significant subsidiary” as defined in Article I, Rule 1 02(w) of Regulation S X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

     “Spin-Off” has the meaning specified in Section 9.04(c).

     “Stated Maturity,” when used with respect to any Security, means the date specified in such Security as the fixed date on which an amount equal to the Principal Amount of such Security together with accrued and unpaid Interest, if any, is due and payable.

     “Stock Price” has the meaning specified in Section 9.06(b).

     “Stock Transfer Agent” means Computershare Trust Company, N.A., or such other Person as may be designated by the Company as the transfer agent for the Common Stock.

     “Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

     “Surviving Entity” has the meaning specified in Section 11.01(a).

     “Tax Triggering Event” means the enactment of U.S. federal legislation, promulgation of Treasury regulations, issuance of a published ruling, notice, announcement or equivalent form of guidance by the Treasury or the Internal Revenue Service, or the issuance of a judicial decision if the Company determines, or receives an opinion of its outside counsel to the effect that, any such authority will have the effect of lowering the comparable yield or delaying or otherwise limiting the current deductibility of interest or original issue discount with respect to the Securities, provided that the Company determines in good faith that such reduction, delay, or limit is material.

     “Trading Day” means, except as provided in Section 9.01(b) hereof, a day during which (i) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted to trading and (ii) there is no Market Disruption Event.

     “Trading Price” of the Securities on any date of determination means, except as provided in Section 4.02(b) hereof, the average of the secondary market bid quotations per $1,000 Principal Amount of Securities obtained by the Bid Solicitation Agent for $5,000,000 Principal Amount of Securities at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers that are selected by the Company; provided that if at least three such bids cannot reasonably be obtained by the Bid Solicitation Agent, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained, that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one such bid for $5,000,000 Principal Amount of Securities from an independent nationally recognized securities dealer then the Trading Price per $1,000 Principal Amount of Securities will be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate. If the Company does not instruct the Bid Solicitation Agent to obtain bids when required, the trading price per $1,000 principal amount of the debentures will be deemed to be less than 98% of the product of the Last Reported Sale Price on each day that the Company fails to do so.

     “Transfer Restricted Security” means a Security required to bear the restricted legend set forth in the form of Security in Section 2.02.

     “Trigger Event” has the meaning specified in Section 9.04(b).

     “Trust Indenture Act” means the Trust Indenture Act of 1939 as in effect on the date as of which this Indenture was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

     “Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

     “Upside Trigger” means $1,300 per $1,000 Principal Amount of Securities.

     “Vice President,” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

     “Volume-Weighted Average Price” means, with respect to the Common Stock on a Trading Day, the price displayed under the heading “Bloomberg VWAP” on Bloomberg (or any successor service) page XLNX.UQ lt;equity> AQR (or any successor page) in respect of the period from 9:30 a.m. to 4:00 p.m. New York City time on that Trading Day, or, if such price is not available, the volume-weighted average price per share of the Company’s Common Stock on that Trading Day as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

     Section 1.02. Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate to the effect that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in the Indenture relating to the proposed action have been satisfied, and an Opinion of Counsel to the effect that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied. Each such certificate or opinion shall be given in the form of an Officers’ Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Indenture.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

     (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (c) a statement that, in the opinion of each such individual, such individual has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

     Section 1.03. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     Section 1.04. Acts of Holders; Record Dates; Communication Between Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby)

are herein sometimes referred to as an “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 12.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee reasonably deems sufficient.

     (c) The Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 13.01) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

     (d) The ownership of Securities shall be proved by the Security Register.

     (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

     (f) Holders may communicate pursuant to Trust Indenture Act § 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Security Registrar and anyone else shall have the protection of Trust Indenture Act § 312(c).

     Section 1.05. Notices, Etc., to Trustee and Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

     (a) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its applicable Corporate Trust Office; or

     (b) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company, Attention: General Counsel.

     Section 1.06. Notice to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at such Holder’s address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

     Whenever under this Indenture the Trustee is required to provide any notice by mail, in all cases the Trustee may alternatively provide notice by overnight courier or by telefacsimile, with confirmation of transmission.

     Section 1.07. Qualification Under and Conflict With Trust Indenture Act. The Company shall qualify this Indenture under the Trust Indenture Act in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys’ fees and expenses for the Company and the Trustee) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Securities and the printing of this Indenture and the Securities.

     If any provision of the Indenture limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required hereunder to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

     Section 1.08. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by, or for a meeting of, Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

     Section 1.09. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof, and all Article and Section references are to Articles and Sections, respectively, of this Indenture unless otherwise expressly stated.

     Section 1.10. Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

     Section 1.11. Severability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 1.12. Benefits of Indenture. Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their respective successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

     Section 1.13. Governing Law. This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

     Section 1.14. Legal Holidays. A “Legal Holiday” is a Saturday, a Sunday or other day on which commercial banking institutions are authorized or required to be closed in New York, New York. If an Interest Payment Date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no Interest shall accrue for the intervening period. If a Record Date is a Legal Holiday, the Record Date shall not be affected. In any case where the Stated Maturity or the Fundamental Change Repurchase Date of any Security is a Legal Holiday, then (notwithstanding any other provision of this Indenture or of the Securities) payment of principal and Interest, if any, need not be made on such date, but may be made on the next succeeding day that is not a Legal Holiday, with the same force and effect as if made on at the Stated Maturity or Fundamental Change Repurchase Date and no Interest shall accrue for the intervening period.

     Section 1.15. No Recourse Against Others. None of the Company’s, or of any successor entity’s, direct or indirect stockholders, employees, officers or directors, as such, past, present or future, shall have any personal liability in respect of the obligations of the Company under the Indenture or the Securities solely by reason of his or its status as such stockholder, employee, officer or director.

     Section 1.16. Calculations. Except as otherwise provided herein, the Company or its agents (other than the Trustee) will be responsible for making all calculations called for under the Indenture and the Securities. The Company or its agents (other than the Trustee) will make all such calculations in good faith and, absent manifest error, its calculations will be final and binding on Holders. The Company upon request will provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will deliver a copy of such schedule to any Holder upon the request of such Holder. For the avoidance of doubt, the Trustee shall not be obligated to make any calculations hereunder, obtain or determine the Last Reported Sales Price, obtain, determine or monitor the Trading Price or determine the Volume-Weighted Average Price.

     Section 1.17. Waiver of Jury Trial. Each of the company and the trustee hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this agreement, the notes or the transaction contemplated thereby.

     Section 1.18. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

ARTICLE 2
SECURITY FORMS

     Section 2.01. Forms Generally. The Securities and the Trustee’s certificates of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor, the Code and regulations thereunder, or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof.

     The Securities shall initially be issued in the form of permanent Global Securities in registered form in substantially the form set forth in this Article. The aggregate Principal Amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided.

     Section 2.02. Form of Face of Security. [INCLUDE IF SECURITY IS A RESTRICTED SECURITY — THE SALE OF THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, THIS SECURITY MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES (1) THAT IT WILL NOT WITHIN THE LATER OF (X) TWO YEARS AFTER THE LATEST ISSUE DATE OF THIS SECURITY AND (Y) THREE MONTHS AFTER IT CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF THE ISSUER, OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY, EXCEPT (A) TO THE ISSUER; (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT; (C) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A (IF AVAILABLE); OR (D) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (2) THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY WITHIN THE LATER OF (X) TWO YEARS AFTER THE LATEST ISSUE DATE OF THIS SECURITY AND (Y) THREE MONTHS AFTER IT CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 ADOPTED UNDER THE SECURITIES ACT) OF THE ISSUER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED PURSUANT TO THE INDENTURE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

     [INCLUDE IF SECURITY IS A GLOBAL SECURITY — THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE

INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

     [INCLUDE IF THE SECURITY IS NOT REGISTERED — THIS SECURITY WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. PURSUANT TO Section 6.14 OF THE INDENTURE, THE COMPANY AGREES, AND BY ACCEPTANCE OF A BENEFICIAL OWNERSHIP INTEREST IN THE SECURITIES EACH BENEFICIAL HOLDER OF A SECURITY AGREES, FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, (I) TO TREAT THE SECURITIES AS INDEBTEDNESS OF THE COMPANY SUBJECT TO UNITED STATES TREASURY REGULATIONS SECTION 1.1275-4 (THE “CONTINGENT DEBT REGULATIONS”) AND, FOR PURPOSES OF THE CONTINGENT DEBT REGULATIONS, TO TREAT THE FAIR MARKET VALUE OF ANY COMMON STOCK BENEFICIALLY RECEIVED UPON CONVERSION AS A CONTINGENT PAYMENT, (II) TO BE BOUND BY THE COMPANY’S DETERMINATION OF THE “COMPARABLE YIELD” AND “PROJECTED PAYMENT SCHEDULE,” WITHIN THE MEANING OF THE CONTINGENT DEBT REGULATIONS, WITH RESPECT TO SUCH HOLDER’S SECURITIES AND (III) TO USE SUCH “COMPARABLE YIELD” AND “PROJECTED PAYMENT SCHEDULE” IN DETERMINING INTEREST ACCRUALS WITH RESPECT TO SUCH HOLDER’S SECURITIES AND IN DETERMINING ADJUSTMENTS THERETO. A HOLDER OF SECURITIES MAY OBTAIN THE ISSUE DATE, YIELD TO MATURITY, COMPARABLE YIELD AND THE PROJECTED PAYMENT SCHEDULE BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO: XILINX, INC., 2100 LOGIC DRIVE, SAN JOSE, CA 95124, ATTENTION: CORPORATE SECRETARY]

     3.125% Junior Convertible Subordinated Debentures due 2037

No. ___                                                  CUSIP NO. 983919AC5                                                  U.S. $900,000,000

     Xilinx, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the “Company”), which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to Cede & Co., or registered assigns, the principal sum of Nine Hundred Million Dollars ($900,000,000) (which amount may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, in accordance with the rules and procedures of the Depositary) on March 15, 2037. The Principal Amount of this Security shall be payable at the Corporate Trust Office and at any other office or agency maintained for such purpose and at any other office or agency maintained by the Company for such purpose. Interest on this Security will be payable (i) to Holders having an aggregate Principal Amount of $5,000,000 or less of Securities, by check mailed to such Holders and (ii) to Holders having an aggregate Principal Amount of more than $5,000,000 of Securities, either by check mailed to such Holders or, upon application by a Holder to the Security Registrar not later than the relevant Record Date for such Interest payment, by wire transfer in immediately available funds to such Holder’s account within the United States.

     The issue date of this Security is March 5, 2007.

     Reference is made to the further provisions of this Security set forth on the reverse hereof, including, without limitation, provisions giving the Company the right to redeem this Security under certain circumstances and provisions giving the Holder the right to convert this Security into Common Stock of the Company and to require the Company to repurchase this Security upon certain events, in each case, on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place. Capitalized terms used but not defined herein shall have such meanings as are ascribed to such terms in the Indenture.

     This Security shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State.

     This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

XILINX, INC.

By:
Authorized Signatory

     Section 2.03. Form of Reverse of Security.

XILINX, INC.

     3.125% Junior Subordinated Convertible Debentures due 2037

     This Security is one of a duly authorized issue of Securities of the Company, designated as its 3.125% Junior Convertible Subordinated Debentures due 2037 (the “Securities”), all issued or to be issued under and pursuant to an Indenture dated as of March 5, 2007 (the “Indenture”), between the Company and The Bank of New York Trust Company, N.A. (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities.

     Interest. The Securities will bear Regular Interest at a rate of 3.125% per year, payable semi-annually in arrears on March 15 and September 15 of each year beginning on September 15, 2007. In addition to Regular Interest, the Securities will also bear Contingent Interest (i) commencing on March 15, 2014, during any semi-annual interest period in which the average trading price of the Securities for the 10 Trading Day period immediately preceding the first day of such semi-annual period is greater than or equal to $1,300 per $1,000 Principal Amount of the Securities, at a rate of 0.50% of such trading price per annum, (ii) commencing on March 15, 2014, during any semi-annual interest period in which the average trading price of the Securities for the 10 Trading Day period immediately preceding the first day of such semi-annual period is less than or equal to a threshold that will initially be set at $600 per $1,000 Principal Amount of the Securities and that will increase over time in accordance with the Indenture, at a rate of 0.25% of such trading price per annum and (iii) at any time that Securities are outstanding in the event that the Company pays an extraordinary cash dividend or distribution to holders of the Common Stock that the Company’s Board of Directors designates as payable to Holders of the Securities.

     So long as the Company is not in Default in the payment of Interest on the Securities, the Company may defer the payment of Interest on the Securities (other than Contingent Interest relating to an Extraordinary Dividend) for a period not to exceed 10 consecutive semi-annual interest payment periods, during which time Compounded Interest will accrue as provided in the Indenture.

     Subordination. The Securities are unsecured junior obligations of the Company subordinated in right of payment to the Company’s existing and future Senior Debt and effectively subordinated in right of payment to all indebtedness and other liabilities of the Company’s subsidiaries.

     Redemption at the Option of the Company. No sinking fund is provided for the Securities. The Securities are redeemable as a whole, or from time to time in part, (i) at any time commencing on March 15, 2014 at the option of the

Company if the Last Reported Sale Price of the Common Stock has been greater than or equal to 130% of Conversion Price then in effect for at least 20 Trading Days during any 30 consecutive Trading Day period prior to the date on which the Company provides notice of redemption and (ii) on or prior to August 27, 2007, if certain U.S. federal tax legislation, regulations or rules are enacted or are issued. The redemption price (the “Redemption Price”) for any such redemption is an amount of cash equal to (a) in the case of a redemption described in clause (i) above, 100%, expressed as a percentage of the Principal Amount of Securities to be redeemed, together with accrued and unpaid Interest to, but excluding, the Redemption Date and (b) in the case of a redemption described in clause (ii) above, 101.5%, expressed as a percentage of the Principal Amount of Securities to be redeemed, together with accrued and unpaid Interest to, but excluding, the Redemption Date and, if the Conversion Parity Value of the Securities being redeemed exceeds their Initial Conversion Value, 79% of the amount determined by subtracting the Initial Conversion Value of the Securities being redeemed from their Conversion Parity Value.

     Repurchase by the Company at the Option of the Holder Upon a Fundamental Change. Subject to the terms and conditions of the Indenture, the Company shall become obligated, at the option of the Holder, to repurchase the Securities if a Fundamental Change occurs at any time prior to the Stated Maturity at 100% of the Principal Amount plus accrued and unpaid Interest to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), which Fundamental Change Repurchase Price will be paid in cash. If the Fundamental Change Repurchase Date is between a regular Record Date and the Interest Payment Date to which it relates, the Company will pay accrued and unpaid interest to the holder of record on such regular record date.

     Withdrawal of Repurchase Notice and Fundamental Change Repurchase Notice. Holders have the right to withdraw, in whole or in part, any Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

     Payment of Redemption Price, Repurchase Price and Fundamental Change Repurchase Price. If cash sufficient to pay the Redemption Price or Fundamental Change Repurchase Price, as the case may be, of all Securities or portions thereof to be redeemed or repurchased on a Redemption Date or on a Fundamental Change Repurchase Date, as the case may be, is deposited with the Paying Agent on the Redemption Date or the Fundamental Change Repurchase Date, as the case may be, such Securities will cease to be outstanding and Interest will cease to accrue on such Securities (or portions thereof) immediately after such Redemption Date or Fundamental Change Repurchase Date, as the case may be, and the Holder thereof shall have no other rights as such (other than the right to receive the Redemption Price or Fundamental Change Repurchase Price, as the case may be, upon surrender of such Security).

     Conversion. Subject to and in compliance with the provisions of the Indenture (including without limitation the conditions of conversion of this Security set forth in Article 9 thereof), the Holder hereof has the right, at its option, to convert the Principal Amount hereof or any portion of such principal which is $1,000 or an integral multiple thereof, into, subject to Section 9.01 of the Indenture, cash and shares of Common Stock, if any, at the Conversion Rate. The initial Conversion Rate is 32.0760 shares of Common Stock per $1,000 Principal Amount of Securities (equivalent to a conversion price of approximately $31.18), subject to adjustment in certain events described in the Indenture. Upon conversion, the Company will pay cash and shares of Common Stock, if any, based on a Settlement Amount calculated on a proportionate basis for each day of the Observation Period, as set forth in the Indenture. No fractional shares will be issued upon any conversion, but an adjustment and payment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Securities for conversion. Securities in respect of which a Holder is exercising its right to require repurchase on a Fundamental Change Repurchase Date may be converted only if such Holder withdraws its election to exercise such right in accordance with the terms of the Indenture.

     Upon conversion, the Company shall deliver, for each $1,000 principal amount of Securities being converted, cash and, if applicable, shares of Common Stock equal to the Settlement Amount in accordance with the Indenture.

     In the event of a deposit or withdrawal of an interest in this Security, including an exchange, transfer, repurchase or conversion of this Security in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the rules and procedures of the Depositary.

     Subject to certain limitations in the Indenture, at any time when the Company is not subject to Section 13 or 15(d) of the United States Securities Exchange Act of 1934, as amended, upon the request of a Holder of a Restricted Security, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder of Restricted Securities, or to a prospective purchaser of any such security designated by any such Holder, to the extent required to permit compliance by any such Holder with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

     If an Event of Default shall occur and be continuing, the Principal Amount plus Interest, through such date on all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the

Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate Principal Amount of the Outstanding Securities. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate Principal Amount of the Outstanding Securities, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of any provision of or applicable to this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities, the Holders of not less than 25% in aggregate Principal Amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity satisfactory to it, the Trustee shall not have received from the Holders of a majority in Principal Amount of Outstanding Securities a direction inconsistent with such request, and the Trustee shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of the Principal Amount, Redemption Price or Fundamental Change Repurchase Price hereof on or after the respective due dates expressed herein.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Principal Amount, Redemption Price or Fundamental Change Repurchase Price of, and Interest on, this Security at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate Principal Amount, will be issued to the designated transferee or transferees.

     The Securities are issuable only in registered form in denominations of $1,000 and any integral multiple of $1,000 above that amount, as provided in the Indenture and subject to certain limitations therein set forth. Securities are exchangeable for a like aggregate Principal Amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company and the Security Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and the Security Registrar and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     This Security shall be governed by and construed in accordance with the laws of the State of New York.

     All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ASSIGNMENT FORM

     If you want to assign this Security, fill in the form below and have your signature guaranteed:

     I or we assign and transfer this Security to:

(Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint _____________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Signed:

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:

Note: Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

     In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act, as amended (the “Securities Act”), covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the second anniversary of the Issue Date set forth on the face of this Security, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Security is being transferred:

     [Check One]

(1) ☐	to the Company or a subsidiary thereof; or

(2) ☐	to a “Qualified Institutional Buyer” pursuant to and in compliance with Rule 144A under the Securities Act; or

(3) ☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act.

Unless one of the above boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof, provided that if box (3) is checked, the Company may require (and shall deliver to the Trustee and the Security Registrar), prior to registering any such transfer of the Securities, in its sole discretion, such legal opinions, certifications and other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

     If none of the foregoing boxes is checked, the Trustee or Security Registrar shall not be obligated to register this Security in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 3.09 of the Indenture shall have been satisfied.

Date:	Signed:
(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:

Note: Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

     The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:	Signed:

NOTICE: To be executed by an executive officer.

CONVERSION NOTICE

     If you want to convert this Security into Common Stock of the Company, check the box:   ☐

     To convert only part of this Security, state the Principal Amount to be converted (which must be $1,000 or an integral multiple of $1,000):

     $_________________________________

     If you want the stock certificate, if any, made out in another person’s name, fill in the form below:

(Insert other person’s social security or tax ID no.)

(Print or type other person’s name, address and zip code)

Date:	Signed:

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:

Note: Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

     Section 2.04. Form of Trustee’s Certificate of Authentication. This is one of the Securities referred to in the within-mentioned Indenture.

Dated:	The Bank of New York Trust Company, N.A.

By
Authorized Signatory

     Section 2.05. Legend on Restricted Securities. During the period beginning on the Issue Date and ending on the date two years from such date, any Security, including any Security issued in exchange therefor or in lieu thereof, shall be deemed a “Restricted Security” and shall be subject to the restrictions on transfer provided in the legends set forth on the face of the form of Security in Section 2.02; provided, however, that the term “Restricted Security” shall not include any Securities as to which restrictions have been terminated in accordance with Section 3.05. All Securities shall bear the applicable legends set forth on the face of the form of Security in Section 2.02. Except as provided in Section 3.05 and Section 3.09, the Trustee shall not issue any unlegended Security until it has received an Officers’ Certificate from the Company directing it to do so.

ARTICLE 3
THE SECURITIES

     Section 3.01. Title and Terms; Payments. The aggregate Principal Amount of Securities that may be authenticated and delivered under this Indenture is initially limited to $900,000,000 (or up to $1,000,000,000 to the extent the Initial Purchaser exercises its overallotment option granted pursuant to the Purchase Agreement), except for Securities authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Securities pursuant to Sections 3.04, 3.05, 3.06, 7.06, 8.05 or 15.06.

     The Securities shall be known and designated as the “3.125% Junior Subordinated Convertible Debentures due 2037” of the Company. The Principal Amount shall be payable at the Stated Maturity.

     The Securities shall not have the benefit of a sinking fund.

     The Securities shall be subordinated to all Senior Debt of the Company.

     The Principal Amount of and Interest on Global Securities registered in the name of The Depository Trust Company or its nominee shall be paid by wire transfer in immediately available funds to The Depository Trust Company or its nominee, as applicable.

     The Principal Amount of Physical Securities shall be payable at the Corporate Trust Office and at any other office or agency maintained for such purpose and at any other office or agency maintained by the Company for such purpose. Interest on Physical Securities will be payable (i) to Holders having an aggregate Principal Amount of $5,000,000 or less of Securities, by check mailed to such Holders at the address set forth in the Security Registrar and (ii) to Holders having an aggregate Principal Amount of more than $5,000,000 of Securities, either by check mailed to such Holders or, upon application by a Holder to the Security Registrar not later than the relevant Record Date for such Interest payment, by wire transfer in immediately available funds to such Holder’s account within the United States, which application shall remain in effect until the Holder notifies the Security Registrar to the contrary in writing.

     Section 3.02. Denominations. The Securities shall be issuable only in registered form without coupons and in denominations of $1,000 and any integral multiple of $1,000 above that amount.

     Section 3.03. Execution, Authentication, Delivery and Dating. The Securities shall be executed on behalf of the Company by the Chairman of the Board of Directors, its President, or one of its Vice Presidents.

     Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities. The Company Order shall specify the amount of Securities to be authenticated, and shall further specify the amount of such Securities to be issued as a Global Security or as Physical Securities. The Trustee in accordance with such Company Order shall authenticate and deliver such Securities as in this Indenture provided and not otherwise.

     Each Security shall be dated the date of its authentication.

     No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

     Section 3.04. Temporary Securities. Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities; provided, that any such temporary Securities shall bear legends on the face of such Securities as set forth in Section 2.02.

     If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to Section 6.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like Principal Amount of Physical Securities of authorized denominations. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as Physical Securities.

     Section 3.05. Registration; Registration of Transfer and Exchange; Restrictions On Transfer. (a) The Company shall cause to be kept at the applicable Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 6.02 being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and transfers of Securities. The Trustee is hereby appointed “Security Registrar” (the “Security Registrar”) for the purpose of registering Securities and transfers of Securities as herein provided.

     Upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursuant to Section 6.02 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate Principal Amount and tenor, each such Security bearing such restrictive legends as may be required by this Indenture (including Sections 2.02, 2.05 and 3.09).

     At the option of the Holder and subject to the other provisions of this Section 3.05 and to Section 3.09, Securities may be exchanged for other Securities of any authorized denominations and of a like aggregate Principal Amount and tenor, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

     All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

     Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing. As a condition to the registration of transfer of any Restricted Securities, the Company or the Trustee may require evidence satisfactory to them as to the compliance with the restrictions set forth in the legend on such securities.

     Except as provided in the following sentence and in Section 3.09, all Securities originally issued hereunder and all Securities issued upon registration of transfer or exchange or replacement thereof shall be Restricted Securities and shall bear the legends required by Sections 2.02 and 2.05, unless the Company shall have delivered to the Trustee (and the Security Registrar, if other than the Trustee) a Company Order stating that the Security is not a Restricted Security and may be issued without such legend thereon. Securities that are issued upon registration of transfer of, or in exchange for, Securities that are not Restricted Securities shall not be Restricted Securities and shall not bear such legend.

     No service charge shall be made for any registration of transfer or exchange of Securities, but the Company and the Security Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.04 not involving any transfer.

     Neither the Company nor the Security Registrar shall be required to exchange or register a transfer of any Security (i) during the period beginning at the opening of business 15 days before the earliest date on which a notice of redemption is deemed to have been given to all Holders of Securities to be redeemed and ending at the close of business on the date on which a notice of redemption is deemed to have been given to all Holders of Securities to be redeemed, (ii) after any notice of redemption has been given to Holders, except that where such notice provides that such Security is to be redeemed only in part, the Company and the Security Registrar shall be required to exchange or register a transfer of the portion thereof not to be redeemed, (iii) that has been surrendered for conversion or (iv) as to which a Fundamental Change Repurchase Notice has been delivered and not withdrawn, except that where such Fundamental Change Repurchase Notice provides that such Security is to be purchased only in part, the Company and the Security Registrar shall be required to exchange or register a transfer of the portion thereof not to be purchased.

     (b) Beneficial ownership of every Restricted Security shall be subject to the restrictions on transfer provided in the legends required to be set forth on the face of each Restricted Security pursuant to Sections 2.02 and 2.05, unless such restrictions on transfer shall be terminated in accordance with this Section 3.05(b) or Section 3.09. The Holder of each Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by such restrictions on transfer.

     The restrictions imposed by this Section 3.05 and by Sections 2.02, 2.05 and 3.09 upon the transferability of any particular Restricted Security shall cease and terminate upon delivery by the Company to the Trustee of an Officers’ Certificate stating that such Restricted Security has been sold pursuant to an effective Resale Registration Statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto). Any Restricted Security as to which the Company has delivered to the Trustee an Officers’ Certificate stating that such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon surrender of such Restricted Security for exchange to the Security Registrar in accordance with the provisions of this Section 3.05, be exchanged for a new Security, of like tenor and aggregate Principal Amount, which shall not bear the restrictive legends required by Sections 2.02 and 2.05. The Company shall inform the Trustee in writing of the effective date of any Resale Registration Statement registering the Securities under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned resale registration statement.

     As used in the preceding two paragraphs of this Section 3.05, the term “transfer” encompasses any sale, pledge, transfer or other disposition of any Restricted Security.

     (c) Neither the Trustee, the Security Registrar nor any of their respective agents shall (i) have any duty to monitor compliance with or with respect to any federal or state or other securities or tax laws or (ii) have any duty to obtain documentation relating to any transfers or exchanges other than as specifically required hereunder.

     Section 3.06. Mutilated, Destroyed, Lost and Stolen Securities. If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and Principal Amount and bearing a number not contemporaneously outstanding.

     If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and Principal Amount and bearing a number not contemporaneously outstanding.

     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable or has been called for redemption in full, the Company in its discretion may, instead of issuing a new Security, pay such Security.

     Upon the issuance of any new Security under this Section 3.06, the Company may require payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

     Every new Security issued pursuant to this Section 3.06 in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

     Section 3.07. Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee, the Security Registrar and any agent of the Company, the Trustee or the Security Registrar may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of the principal of such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee, the Security Registrar nor any agent of the Company, the Trustee or the Security Registrar shall be affected by notice to the contrary.

     Section 3.08. Book-entry Provisions For Global Securities. (a) The Global Securities initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for the Depositary and (iii) bear legends as set forth on the face of the form of Security in Section 2.02.

     Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of any Holder.

     (b) Transfers of the Global Securities shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Security may be transferred or exchanged, in whole or in part, for Physical Securities in accordance with the rules and procedures of the Depositary and the provisions of Section 3.09. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Securities if (A) such Depositary has notified the Company that the Depositary (i) is unwilling or unable to continue as Depositary for such Global Security or (ii) has ceased to be a clearing agency registered under the Exchange Act when the Depositary is required to be so registered to act as such Depositary and, in either such case, no successor Depositary shall have been appointed within 90 days of such notification, (B) there shall have occurred and be continuing an Event of Default with respect to such Global Security and the Outstanding Securities shall have become due and payable pursuant to Section 10.02 and the Trustee requests that Physical Securities be issued or (C) the Company, at its option, notifies the Trustee that it elects to cause the issuance of Physical Securities, subject to applicable procedures of the Depositary; provided that Holders of Physical Securities offered and sold in reliance on Rule 144A shall have the right, subject to applicable law, to request that such Securities be exchanged for interests in the applicable Global Security.

     (c) In connection with any transfer or exchange of a portion of the beneficial interest in the Global Security to beneficial owners pursuant to paragraph (b) above, the Security Registrar shall (if one or more Physical Securities are to be issued) reflect on its books and records the date and a decrease in the Principal Amount of the Global Security in an amount equal to the Principal Amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Securities of like tenor and amount.

     (d) In connection with the transfer of the entire Global Security to beneficial owners pursuant to paragraph (b) above, the Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Security, an equal aggregate Principal Amount of Physical Securities of authorized denominations and the same tenor.

     (e) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in the Global Security pursuant to paragraph (c) or (d) above shall, except as otherwise provided by Section 3.09, bear the legend regarding transfer restrictions applicable to the Physical Securities set forth on the face of the form of Security in Section 2.02.

     (f) The Holder of the Global Securities may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Securities.

     Section 3.09. Cancellation and Transfer Provisions. The Company at any time may deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold. The Trustee shall cancel and dispose of all Securities surrendered for registration of transfer, exchange, payment, purchase, repurchase, redemption, conversion (pursuant to Article 9 hereof) or cancellation in accordance with its customary practices. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation. The Company may not issue new Securities to replace Securities it has paid in full or delivered to the Trustee for cancellation.

     (a) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Security constituting a Restricted Security to a QIB:

     (i) the Security Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating, or has otherwise advised the Company and the Security Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Company and the Security Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

     (ii) if the proposed transferee is an Agent Member, and the Securities to be transferred consist of Physical Securities which after transfer are to be evidenced by an interest in the Global Security, upon receipt by the Security Registrar of instructions given in accordance with the Depositary’s and the Security Registrar’s procedures, the Security Registrar shall reflect on its books and records the date and an increase in the Principal Amount of the Global Security in an amount equal to the Principal Amount of the Physical Securities to be transferred, and the Trustee shall cancel the Physical Securities so transferred.

     (b) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Securities not bearing the legends required by Section 2.02 and 2.05, the Security Registrar shall deliver Securities that do not bear such legends. Except in the case of a registration of transfer, exchange or replacement contemplated by the Registration Rights Agreement, upon the registration of transfer, exchange or replacement of Securities bearing the legends required by Section 2.02 and 2.05, the Security Registrar shall deliver only Securities that bear such legends unless there is delivered to the Security Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

     (c) General. By its acceptance of any Security bearing the legends required by Section 2.02 and 2.05, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in such legends and agrees that it will transfer such Security only as provided in this Indenture.

     The Security Registrar shall retain, in accordance with its customary procedures, copies of all letters, notices and other written communications received pursuant to this Section 3.09. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Security Registrar.

     Section 3.10. CUSIP Numbers. In issuing the Securities, the Company may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.

ARTICLE 4
INTEREST

     Section 4.01. Generally.

     (a) Regular interest (“Regular Interest”) shall accrue on the Securities from March 5, 2007 at a rate of 3.125% per annum until the principal thereof is paid or made available for payment. Regular Interest shall be payable semi-annually in arrears on March 15 and September 15 of each year, commencing September 15, 2007.

     (b) Interest on the Securities shall be computed (i) for any full semi-annual period for which a particular interest rate (inclusive of any Contingent Interest, Additional Interest or Compounded Interest payable with respect to the Securities) is applicable, on the basis of a 360-day year of twelve 30-day months and (ii) for any period for which a particular interest rate (inclusive of any Contingent Interest, Additional Interest or Compounded Interest payable with respect to the Securities) is applicable shorter than a full semi-annual period for which interest is calculated, on the basis of a 30-day month and, for such periods of less than a month, the actual number of days elapsed over a 30-day month.

     (c) Except as otherwise provided in this Section 4.01(c), a Holder of any Securities at the close of business on a Record Date shall be entitled to receive Interest on such Securities on the corresponding Interest Payment Date.

     (i) A Holder of any Securities as of a Record Date that are converted after the close of business on such Record Date and prior to the opening of business on the corresponding Interest Payment Date shall receive Interest on the principal amount of such Securities, notwithstanding the conversion of such Securities prior to such Interest Payment Date. However, a Holder that surrenders any Securities for conversion between the close of business on a Record Date and the opening of business on the corresponding Interest Payment Date shall be required to pay the Company an amount equal to the Interest payable by the Company with respect to such Securities on such Interest Payment Date at the time such Holder surrenders such Securities for conversion, provided, however, that this sentence shall not apply to a Holder that converts Securities:

     (A) in respect of which the Company has given notice of redemption pursuant to Section 7.03 on a Redemption Date that is after the relevant Record Date and on or prior to the relevant Interest Payment Date;

     (B) in respect of which the Company has specified a Fundamental Change Repurchase Date that is after the relevant Record Date and on or prior to the relevant Interest Payment Date; or

     (C) following the Record Date for the payment of Regular Interest on March 15, 2037.

     Accordingly, a Holder that converts Securities under any of the circumstances described in clauses (A), (B) or (C) above will not be required to pay to the Company an amount equal to the Interest payable by the Company with respect to such Securities on the relevant Interest Payment Date.

     (ii) Notwithstanding any other provision of this Section 4.01(c), a Holder of any Security that surrenders Securities for conversion shall not be required to pay to the Company any Deferred Interest, Compounded Interest or overdue interest that exists on the Conversion Date for such conversion, regardless of whether the Conversion Date for such conversion falls between the close of business on a Record Date and the opening of business on the corresponding Interest Payment Date.

     (iii) Notwithstanding any other provision of this Section 4.01(c), any Interest payable on a Redemption Date that falls between the close of business on a Record Date and the opening of business on the corresponding Interest Payment Date shall be payable to the Holder of the Securities being redeemed as provided in Section 7.01(b) and shall not be payable to the Holder on the Record Date immediately preceding such redemption. The payment of such Interest to the Holder of the Securities being redeemed as provided in Section 7.01(b) shall be deemed to satisfy the Company’s obligations in respect of such Interest.

     Section 4.02. Contingent Interest. (a) Contingent interest on the Securities (“Contingent Interest”) shall accrue and the Company shall pay such Contingent Interest to the Holders as follows:

     (i) beginning with the six month interest payment period commencing March 15, 2014:

     (A) during any six-month interest payment period with respect to which the average Trading Price for the 10 Trading Days immediately preceding the first day of such six-month interest payment period is greater than or equal to the Upside Trigger, in which case the Contingent Interest payable on each $1,000 Principal Amount for such six-month interest payment period shall be equal to 0.50% per annum of the average Trading Price for the 10 Trading Days immediately preceding the first day of such six-month interest payment period;

     (B) during any six-month interest payment period with respect to which the average Trading Price for the 10 Trading Days immediately preceding the first day of such six-month interest payment period is less than or equal to the Downside Trigger, in which case the Contingent Interest payable on each $1,000 Principal Amount for such six-month interest payment period shall be equal to 0.25% per annum of the average Trading Price for the 10 Trading Days immediately preceding the first day of such six-month interest payment period; and

     (ii) at any time Securities are outstanding, upon the declaration by the Company’s Board of Directors of an extraordinary cash dividend or distribution to all or substantially all holders of the Common Stock that the Company’s Board of Directors designates as payable with respect to the Securities (an “Extraordinary Dividend”), in which case (A) Contingent Interest will be payable on the same date as, and in an amount equal to, the dividend or distribution that a Holder would have received had such

Holder converted its Securities immediately prior to the record date for the payment of the corresponding dividend or distribution to holders of the Common Stock and (B) the record date for the payment of such Interest shall be the same as the record date for the payment of the corresponding extraordinary dividend or distribution to holders of the Common Stock.

     (b) For purposes of this Article 4, and notwithstanding the definition contained in Section 1.01, “Trading Price” of the Securities on any date of determination means the average of the secondary market bid quotations per $1,000 Principal Amount of Securities obtained by the Bid Solicitation Agent for $5,000,000 Principal Amount of Securities at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers that are selected by the Company; provided that if at least three such bids cannot reasonably be obtained by the Bid Solicitation Agent, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained, that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one such bid for $5,000,000 Principal Amount of Securities from an independent nationally recognized securities dealer or, in the reasonable judgment of the Company’s Board of Directors (acting through the Board of Directors or a committee thereof) the bid quotations are not indicative of the secondary market value of the Securities, then the Trading Price per $1,000 Principal Amount of Securities will be determined by the Company’s Board of Directors (acting through the Board of Directors or a committee thereof) based on a good faith estimate of the fair value of the Securities. The Company shall provide prompt written notice to the Bid Solicitation Agent identifying the three independent recognized securities dealers that are selected by the Company pursuant to this Section 4.02(b).

     (c) The Company shall have no obligation to determine the Trading Price of the Securities or to request the Bid Solicitation Agent to determine the Trading Price of the Securities unless a Holder of Securities provides the Company with reasonable evidence that the Trading Price of the Securities is greater than or equal to the Upside Trigger or is less than or equal to the Downside Trigger, at which time the Company shall instruct the Bid Solicitation Agent to determine the Trading Price of the Securities beginning on the next Trading Day and on each successive Trading Day until the Trading Price of the Securities is less than the Upside Trigger or is greater than the Downside Trigger, as applicable.

     Section 4.03. Trustee’s Responsibilities in Respect of Contingent Interest. The Company shall determine whether Holders are entitled to receive Contingent Interest, and if so, provide notice to the Trustee and issue a press release as required by Section 4.05. Notwithstanding any term contained in this Indenture or any other document to the contrary, the Trustee shall have no responsibilities, duties or obligations for or with respect to (i) determining whether the Company must pay Contingent Interest or (ii) determining the amount of Contingent Interest, if any, payable by the Company.

     Section 4.04. Payment of Contingent Interest. Subject to Section 4.02 hereof, Contingent Interest for any six month interest payment period shall be paid on the applicable Interest Payment Date to the Holder in whose name any Security is registered on the Security Register at the corresponding Record Date. Contingent Interest due under this Article 4 shall be treated for all purposes of this Indenture like any other interest accruing on the Securities.

     Section 4.05. Contingent Interest Notification. By the third Business Day of a six month interest payment period for which Contingent Interest specified in Section 4.02(a)(i) will be paid, the Company will disseminate a press release through Reuters Economic Services and Bloomberg Business News stating that Contingent Interest will be paid on the Securities and identifying such six-month interest payment period as the six-month interest payment period for which such Contingent Interest will be paid. By the third Business Day following the designation by the Company’s Board of Directors of an extraordinary cash dividend or distribution as an Extraordinary Dividend pursuant to Section 4.02(a)(ii), the Company will disseminate a press release through Reuters Economic Services and Bloomberg Business News stating that Contingent Interest will be paid on the Securities and identifying the Record Date for the payment of such Contingent Interest and the amount of such extraordinary cash dividend or distribution payable with respect to each share of the Company’s Common Stock.

     Section 4.06. Option to Extend Interest Payment. (a) Subject to the provisions of this Article 4, the Company may from time to time extend the time for payments of Interest on the Securities other than Contingent Interest paid in connection with any Extraordinary Dividend and Additional Interest (any period during which payments are so extended, an “Extension Period”); provided, however that no Extension Period may commence if at such time there exists a Default. The Company may specify the length of any Extension Period so declared, may further extend any Extension Period prior to the termination of such Extension Period and, subject to the provisions of this Article 4, may declare successive Extension Periods, provided, however, that no Extension Period or series of successive Extension Periods (i) may exceed 10 consecutive six-month interest payment periods in length or (ii) may extend beyond the Stated Maturity of the Securities.

     (b) No Interest (other than Contingent Interest paid in connection with any Extraordinary Dividend and Additional Interest ) will be due and payable during any Extension Period, but Deferred Interest will accrue and all such accrued and unpaid Deferred Interest will itself bear interest at the Comparable Yield Rate, compounded semi-annually (such interest, “Compounded Interest”). The Company may prepay Deferred Interest at any time by designating a Record Date and Interest Payment Date for the payment thereof and providing not less than 30 nor more than 60 days’ notice of such dates, together with the amount of Deferred Interest to be prepaid.

     (c) Any Extension Period in effect shall automatically terminate upon the occurrence of a Default or Event of Default or upon receipt by the Trustee of notice from the Company delivered pursuant to the terms of Section 1.05.

     (d) On the first Interest Payment Date occurring on or after the end of each Extension Period, the Company will pay to the Holders of record on the Record Date for such Interest Payment Date, regardless of who the Holders of record may have been on other dates during such Extension Period, all accrued and unpaid Deferred Interest. Upon termination of any Extension Period and the payments of all amounts then due, the Company may commence a new Extension Period, subject to the requirements set forth in this Section 4.06.

     Section 4.07. Actions Prohibited During Extension Periods. During any Extension Period (and, with respect to Section 4.07(c), at any time that there exists any accrued and unpaid Deferred Interest with respect to any Securities), the Company shall not:

     (a) declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of the Company’s Capital Stock, or make any guarantee payments with respect thereto; provided, however that the foregoing will not apply:

     (i) to repurchases, redemptions or other acquisitions of shares of the Company’s Capital Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, which contract, plan or arrangement is approved by the Company’s Board of Directors;

     (ii) as a result of an exchange or conversion of any class or series of the Company’s Capital Stock for any other class or series of the Company’s Capital Stock;

     (iii) to the purchase of fractional interests in shares of the Company’s Capital Stock pursuant to the conversion or exchange provisions of such Capital Stock or a security being converted or exchanged into such Capital Stock; or

     (iv) to stock dividends or other stock distributions (including rights, warrants or options to purchase Capital Stock) paid by the Company; or

     (b) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any of the Company’s debt securities that rank in right of payment pari passu with, or junior to, the Securities; provided, that this restriction shall not apply to any Indebtedness or obligation of the Company to any of its wholly owned Subsidiaries; or

     (c) redeem the Securities pursuant to Article 7 hereof or give notice of redemption of the Securities pursuant to Section 7.03 hereof.

     Section 4.08. Notification of Extension Period. The Company shall give notice to the Trustee of the commencement of an Extension Period (and shall direct the Trustee to deliver such notice to each Holder of Securities) at least 16 days prior to the earlier of (i) the next succeeding Interest Payment Date and (ii) the date on which the Company is required to give notice to the Nasdaq Global Select Market (if the Securities are then listed thereon) or other applicable self-regulatory organization or to Holders of the Securities of the record or payment date of the related interest payment. Such notice shall specify the commencement and end of such Extension Period and the Comparable Yield Rate applicable to any Compounded Interest that may accrue during such Extension Period.

ARTICLE 5
SUBORDINATION

     Section 5.01. Agreement of Subordination. The Company covenants and agrees, and each Holder of Securities issued hereunder by its acceptance thereof likewise covenants and agrees, that all Securities shall be issued subject to the provisions of this Article 5; and each Person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees to be bound by such provisions.

     The payment of the principal of and Interest on all Securities (including, but not limited to, the Redemption Price and the Fundamental Change Repurchase Price with respect to the Securities subject to redemption or repurchase in accordance with Article 7 and 8, respectively, and the payment of any cash upon conversion in accordance with Article 9) issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of Senior Debt of all Senior Debt, whether outstanding at the date of this Indenture or thereafter incurred.

     No provision of this Article 5 shall prevent the occurrence of any Default or Event of Default hereunder.

     Section 5.02. Payments to Holders. No payment shall be made with respect to the principal of or Interest on the Securities (including, but not limited to, the Redemption Price and the Fundamental Change Repurchase Price with respect to the Securities subject to redemption or purchase in accordance with Article 7 and 8, respectively, and any payment of cash upon conversion in accordance with Article 9), except payments and distributions made by the Trustee as permitted by the first or second paragraph of Section 5.05, if:

     (a) a default in the payment of principal, premium, interest or other amounts due on any Designated Senior Debt, or in respect of any redemption or repurchase obligation under any Designated Senior Debt, occurs and is continuing (or, in the case of Designated Senior Debt for which there is a period of grace, in the event of such a default that continues beyond the period of grace, if any, specified in the instrument or lease evidencing such Designated Senior Debt) (a “Payment Default”); or

     (b) a default, other than a Payment Default, on any Designated Senior Debt occurs and is continuing that then permits holders of such Designated Senior Debt (or any Representative) to accelerate its maturity (a “Non-Payment Default”) and a Responsible Officer of the Trustee receives at the Corporate Trust Office a written notice of the default (a “Payment Blockage Notice”) from the Company or a Representative of Designated Senior Debt.

     Notwithstanding the foregoing, following the delivery of a Payment Blockage Notice, no new Payment Blockage Notice may be delivered and no new period of payment blockage with respect to the Securities may begin until both (i) 365 consecutive days have elapsed since the effectiveness of the first Payment Blockage Notice and (ii) all scheduled payments of principal and Interest with respect to the Securities that are due have been paid in full in cash. No default that existed or was continuing on the date of delivery of any Payment Blockage Notice with respect to the Designated Senior Debt whose holders delivered the Payment Blockage Notice may be made the basis of a subsequent Payment Blockage Notice by the holders of such Designated Senior Debt, whether or not within a period of 365 consecutive days.

     The Company may and shall resume payments on and distributions in respect of the Securities upon:

     (1) in the case of a Payment Default, the date upon which the default is cured or waived or ceases to exist, or

     (2) in the case of a Non-Payment Default, the earlier of the date on which such default is cured or waived or ceases to exist, in each case as and to the extent permitted under the documentation for the Designated Senior Debt, or the 179th day after the date on which the applicable Payment Blockage Notice is received, in each case, unless the maturity of the Designated Senior Debt has been accelerated or this Article 5 otherwise prohibits the payment or distribution at the time of such payment or distribution.

     Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company (whether voluntary or involuntary) or in bankruptcy, insolvency, receivership or similar proceedings, all amounts due or to become due upon all Senior Debt shall first be paid in full in cash, or other payments satisfactory to the holders of Senior Debt before any payment of cash, property or securities is made on account of the principal of or Interest on, or with respect to the conversion of, the Securities (except, to the extent required by applicable law, payments made pursuant to Article 14 from monies deposited with the Trustee pursuant thereto prior to commencement of proceedings for such dissolution, winding-up, liquidation or reorganization); and upon any such dissolution or winding-up or liquidation or reorganization of the Company or bankruptcy, insolvency, receivership or other proceeding, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee would be entitled, except for the provision of this Article 5, shall (except as aforesaid) be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Securities or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders, or as otherwise required by law or a court order) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Debt may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior Debt in full in cash, or other payment satisfactory to the holders of Senior Debt, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt, before any payment or distribution is made to the Holders of the Securities or to the Trustee.

     For purposes of this Article 5, the words, “cash, property or securities” shall not be deemed to include shares of Capital Stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article 5 with respect to the Securities to the payment of all Senior Debt which may at the time be outstanding; provided that (i) the Senior Debt is assumed by the new corporation, if any, resulting from any reorganization or readjustment, and (ii) the rights of the holders of Senior Debt (other than leases which are not assumed by the Company or the new corporation, as the case may be) are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance, transfer or lease of all or substantially all its property to another corporation upon the terms and conditions provided for in Article 11 shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 5.02 if such other corporation shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions stated in Article 11.

     If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt or their Representatives of such acceleration. The Company shall not pay the Securities until five days after the holders or Representatives for the holders of Senior Debt receive notice of the acceleration and after which the Company shall pay the Securities only if this Article 5 otherwise permits payment at that time.

     In the event that, notwithstanding the foregoing provisions, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (including, without limitation, by way of setoff or otherwise), prohibited by the foregoing, shall be received by the Trustee or the Holders of the Securities before all Senior Debt is paid in full, in cash or other payment satisfactory to the holders of Senior Debt, or provision is made for such payment thereof in accordance with its terms in cash or other payment satisfactory to the holders of Senior Debt, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Debt or their Representative or Representatives, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all Senior Debt in full, in cash or other payment satisfactory to the holders of Senior Debt or their Representative, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Debt.

     Nothing in this Section 5.02 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 10.05 and Section 12.07. This Section 5.02 shall be subject to the further provisions of Section 5.05.

     Section 5.03. Subrogation of Securities. Subject to the payment in full, in cash or other payment satisfactory to the holders of Senior Debt, of all Senior Debt, the rights of the Holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Debt pursuant to the provisions of this Article 5 (equally and ratably with the holders of all Indebtedness of the Company which by its express terms is subordinated to other Indebtedness of the Company to substantially the same extent as the Securities are subordinated and is entitled to like rights of subrogation) to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Debt until the principal of and Interest on the Securities shall be paid in full in cash or other payment satisfactory to the Holders of Securities; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article 5, and no payment over pursuant to the provisions of this Article 5, to or for the benefit of the holders of Senior Debt by Holders of the Securities or the Trustee, shall, as between the Company, its creditors other than holders of Senior Debt, and the Holders of the Securities, be deemed to be a payment by the Company to or on account of the Senior Debt; and no payment or distribution of cash, property or securities to or for the benefit of the Holders of the Securities pursuant to the subrogation provisions of this Article 5, which would otherwise have been paid to the holders of Senior Debt shall be deemed to be a payment by the Company to or for the account of the Securities. It is understood that the provisions of this Article 5 are and are intended solely for the purposes of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Debt, on the other hand.

     Nothing contained in this Article 5 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Debt, and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of and Interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Company other than the holders of the Senior Debt.

     Upon any payment or distribution of assets of the Company referred to in this Article 5, the Trustee, subject to the provisions of Section 12.01, and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of the Securities, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon and all other facts pertinent thereto or to this Article 5.

     Section 5.04. Authorization to Effect Subordination. Each Holder of a Security by the Holder’s acceptance thereof authorizes and directs the Trustee on the Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 5 and appoints the Trustee to act as the Holder’s attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 5.03 hereof at least 30 days before the expiration of the time to file such claim, the holders of any Senior Debt or their representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Securities.

     Section 5.05. Notice to Trustee. The Company shall give prompt written notice in the form of an Officers’ Certificate to a Responsible Officer of the Trustee and to any Paying Agent of any fact known to the Company that would prohibit the making of any payment of monies to or by the Trustee or any Paying Agent in respect of the Securities pursuant to the provisions of this Article 5. Notwithstanding the provisions of this Article 5 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of monies to or by the Trustee in respect of the Securities pursuant to the provisions of this Article 5, unless and until a Responsible Officer of the Trustee shall have received written notice thereof at the applicable Corporate Trust Office from the Company (in the form of an Officers’ Certificate) or a Representative or a Holder or Holders of Senior Debt or from any trustee thereof; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 12.01, shall be entitled in all respects to assume that no such facts exist; provided that, if on a date not less than two Business Days prior to the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the payment of the principal of or Interest on any Security) the Trustee shall not have received, with respect to such monies, the notice provided for in this Section 5.05, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Notwithstanding anything in this Article 5 to the contrary, nothing shall prevent any payment by the Trustee to the Holders of monies deposited with it pursuant to Article 14, and any such payment shall not be subject to the provisions of this Article 5.

     The Trustee, subject to the provisions of Section 12.01, shall be entitled to rely on the delivery to it of a written notice by a Representative or a person representing himself to be a holder of Senior Debt (or a trustee on behalf of such holder) to establish that such notice has been given by a Representative or a holder of Senior Debt. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article 5, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 5, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

     Section 5.06. Trustee’s Relation to Senior Debt. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 5 in respect of any Senior Debt at any time held by it, to the same extent as any other holder of Senior Debt, and nothing in Section 12.12 or elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder.

     With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 5, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and, subject to the provisions of Section 12.01, the Trustee shall not be liable to any holder of Senior Debt if it shall pay over or deliver to Holders of Securities, the Company or any other Person money or assets to which any holder of Senior Debt shall be entitled by virtue of this Article 5 or otherwise.

     Section 5.07. No Impairment of Subordination. No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

     Section 5.08. Certain Conversions Not Deemed Payment. For the purposes of this Article 5 only, the issuance and delivery of Common Stock and the payment of cash in lieu of fractional shares of such Common Stock upon conversion of a Security in accordance with Article 9 shall not be deemed to constitute a payment or distribution on account of the principal of or Interest on such Security. Nothing contained in this Article 5 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than holders of Senior Debt and the Holders, the right, which is absolute and unconditional, of the Holder of any Security to convert such Security in accordance with Article 9.

     Section 5.09. Article Applicable to Paying Agents. If at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article 5 shall (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article 5 in addition to or in place of the Trustee; provided, however that the first paragraph of Section 5.05 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

     Section 5.10. Senior Debt Entitled to Rely. The holders of Senior Debt (including, without limitation, Designated Senior Debt) shall have the right to rely upon this Article 5, and no amendment or modification of the provisions contained herein shall diminish the rights of such holders unless such holders shall have agreed in writing thereto.

ARTICLE 6
COVENANTS

     Section 6.01. Payments. The Company shall duly and punctually make all payments in respect of the Securities in accordance with the terms of the Securities and this Indenture.

     Any payments made or due pursuant to this Indenture shall be considered paid on the applicable date due if by 10:00 a.m., New York City time, on such date the Paying Agent holds, in accordance with this Indenture, cash sufficient to pay all such amounts then due. Payment of the principal of and Interest on the Securities shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     Section 6.02. Maintenance of Office or Agency. The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where Securities may be presented or surrendered for payment or conversion, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served, which shall initially be the applicable Corporate Trust Office of the Trustee. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

     The Company may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, The City of New York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     Section 6.03. Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 12.10(a), a Trustee, so that there shall at all times be a Trustee hereunder.

     Section 6.04. Money For Security Payments to Be Held in Trust. If the Company shall at any time act as its own Paying Agent, it shall, on or before each due date of any payment in respect of any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to make the payment so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall promptly notify the Trustee of its action or failure so to act.

     Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of any payment in respect of any Securities, deposit with a

Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

     The Company shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 6.04, that such Paying Agent will (i) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (ii) during the continuance of any default by the Company (or any other obligor upon the Securities) in the making of any payment in respect of the Securities, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent as such.

     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the making of payments in respect of any Security and remaining unclaimed for two years after such payment has become due shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company. In the absence of a written request from the Company to return funds remaining unclaimed for two years after such payment has become due to the Company, the Trustee shall from time to time deliver all unclaimed payments to or as directed by applicable escheat authorities, as determined by the Trustee in its sole discretion, in accordance with the customary practices and procedures of the Trustee. Any such unclaimed funds held by the Trustee pursuant to this Section 6.04 shall be held uninvested and without any liability for interest.

     Section 6.05. Statement by Officers as to Default. The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the

Company ending after the date hereof, an Officers’ Certificate, stating whether or not to the knowledge of the signers thereof the Company is in Default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in Default, specifying all such Defaults and the nature and status thereof of which they may have knowledge. The Company shall deliver to the Trustee, within 60 days after the Company’s knowledge of the occurrence of an Event of Default, an Officers’ Certificate setting forth the status and the nature of such Event of Default and the action which the Company proposes to take with respect thereto.

     Section 6.06. Existence. Subject to Article 11, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

     Section 6.07. Rule 144A Information Requirement. Within the period prior to the expiration of the holding period applicable to sales of Securities or any Common Stock issuable on conversion thereof under Rule 144(k) under the Securities Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to any Holder or beneficial Securityholder or any such Common Stock, in each case which continue to be Restricted Securities, in connection with any sale thereof and any prospective Purchasers of Securities or such Common Stock from such Holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act upon the request of any Holder or beneficial holder of the Securities or such Common Stock and it will take such further action as any Holder or beneficial holder of such Securities or such Common Stock may reasonably request, all to the extent required from time to time to enable such Holder or beneficial holder to sell its Securities or Common Stock without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such rule may be amended from time to time. Upon the request of any Holder or any beneficial holder of the Securities or such Common Stock, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

     Section 6.08. Resale of Certain Securities. During the period beginning on the Issue Date and ending on the date that is two years from the Issue Date, the Company shall not, and shall not permit any of its “affiliates” (as defined under Rule 144 under the Securities Act or any successor provision thereto) to, resell any Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them. The Trustee shall have no responsibility in respect of the Company’s performance of its agreement in the preceding sentence.

     Section 6.09. Book-entry System. If the Securities cease to trade in the Depositary’s book-entry settlement system, the Company covenants and agrees that it shall use reasonable efforts to make such other book entry arrangements that it determines are reasonable for the Securities.

     Section 6.10. Additional Interest Under The Registration Rights Agreement. If at any time Additional Interest becomes payable by the Company pursuant to the Registration Rights Agreement, the Company shall promptly deliver to the Trustee a certificate executed by an officer of the Company who may execute a Company Order to that effect and stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable pursuant to the terms of the Registration Rights Agreement. Unless and until a Responsible Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to such Additional Interest, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

     Section 6.11. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest, on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     Section 6.12. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

     Section 6.13. Commission Filings and Reports. The Company covenants to comply with Section 314(a) of the Trust Indenture Act as it relates to reports, information and documents that the Company may be required to file with the Trustee pursuant to such Section 314(a) and with the Commission pursuant to Section 13 or 15(d) of the Exchange Act or otherwise by the Exchange Act, the Trust Indenture Act or other rules and regulations of the Commission and to file such reports, information and documents with the Trustee within 15 calendar days after the same is filed with the Commission; provided that in each case the delivery of materials to the Trustee by electronic means or filing of documents pursuant to the Commission’s “EDGAR” system (or any successor electronic filing system) shall be deemed to constitute “filing” with the Trustee for purposes of this Section 6.13. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

     Section 6.14. Tax Treatment of The Securities. The Company agrees, and by acceptance of a beneficial ownership interest in the Securities each Holder of Securities will be deemed to have agreed, for United States federal income tax purposes, (a) to treat the Securities as Indebtedness of the Company subject to United States Treasury regulations section 1.1275-4 (the “Contingent Debt Regulations”) and, for purposes of the Contingent Debt Regulations, to treat the fair market value of any Common Stock beneficially received by a Holder upon any conversion of the Securities as a contingent payment, (b) to be bound by the Company’s determination of the “comparable yield” and “projected payment schedule,” within the meaning of the Contingent Debt Regulations, with respect to the Securities and (c) to use such “comparable yield” and “projected payment schedule” in determining interest accruals with respect to such Holder’s Securities and in determining adjustments thereto. A Holder of Securities may obtain the issue date, yield to maturity, comparable yield and the projected payment schedule by submitting a written request for such information to: Xilinx, Inc., 2100 Logic Drive, San Jose, CA 95124, Attention: Corporate Secretary.

ARTICLE 7
REDEMPTION

     Section 7.01. Right to Redeem; Notices to Trustee. (a) The Securities may be redeemed in whole or in part at the option of the Company:

     (i) on or prior to August 27, 2007, if any Tax Triggering Event has occurred; and

     (ii) on or after March 15, 2014, if the Last Reported Sale Price of the Company’s Common Stock has been greater than or equal to 130% of Conversion Price then in effect for at least 20 Trading Days during any 30 consecutive Trading Day period prior to the date on which the Company provides notice of redemption.

     (b) The redemption price at which the Securities are redeemable (the “Redemption Price”) shall be payable in cash and shall be equal to:

     (i) in the case of a redemption pursuant to Section 7.01(a)(i), 101.5% of the Principal Amount of the Securities being redeemed plus (A) accrued and unpaid Interest to, but excluding, the Redemption Date and (B) if the Conversion Parity Value as of the Redemption Date of the

Securities being redeemed exceeds their Initial Conversion Value, 79% of the amount determined by subtracting the Initial Conversion Value of such Securities from their Conversion Parity Value as of the Redemption Date; or

     (ii) in the case of a redemption pursuant to Section 7.01(a)(ii), 100% of the Principal Amount of Securities being redeemed, together with accrued and unpaid Interest to, but excluding, the Redemption Date; provided, however, that if Securities are redeemed on any Interest Payment Date, the Interest payable in respect of such Interest Payment Date shall be payable to the Holders of record as of the corresponding Record Date.

     (c) The Company may not redeem any Securities unless all accrued and unpaid Interest thereon has been or is simultaneously paid for all semi-annual periods or portions thereof terminating prior to the Redemption Date. In addition, the Company may not redeem any Securities or deliver to any Holder of Securities a notice of redemption pursuant to Section 7.03 during any Extension Period or at any time when there exists any accrued and unpaid Deferred Interest.

     (d) Except as provided in this Section 7.01, the Securities shall not be redeemable by the Company.

     Section 7.02. Selection of Securities to Be Redeemed. If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by any other method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of the Nasdaq Global Select Market or any stock exchange on which the Securities are then listed, as applicable). The Trustee shall make the selection within 7 days from its receipt of the notice from the Company delivered pursuant to Section 7.03 from Outstanding Securities not previously called for redemption.

     Securities and portions of them the Trustee selects shall be in Principal Amounts of $1,000 or integral multiples of $1,000. Provisions of this Indenture that apply to Securities called for redemption in whole also apply to Securities called for redemption in part. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

     If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

     Section 7.03. Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to the Trustee, the Paying Agent and each Holder of Securities to be redeemed; provided, however that the Company may not deliver any such notice to any Holder of Securities during any Extension Period or at any time when there exists any accrued and unpaid Deferred Interest.

     The notice shall specify the Securities to be redeemed and shall state:

     (i) the Redemption Date;

     (ii) the Redemption Price;

     (iii) the Conversion Price;

     (iv) the name and address of the Paying Agent and Conversion Agent;

     (v) that Securities called for redemption may be converted at any time before the close of business on the Business Day immediately preceding the Redemption Date;

     (vi) that Holders who want to convert Securities must satisfy the requirements set forth therein and in this Indenture;

     (vii) that Securities called for redemption must be surrendered to the Paying Agent for cancellation to collect the Redemption Price;

     (viii) if fewer than all the outstanding Securities are to be redeemed, the certificate numbers (if such Securities are held other than in global form) and Principal Amounts of the particular Securities to be redeemed;

     (ix) that, unless the Company defaults in making payment of such Redemption Price, Interest will cease to accrue on and after the Redemption Date; and

     (x) the CUSIP number of the Securities.

     At the Company’s written request delivered at least 45 days prior to the date such notice is to be given (unless a shorter time period shall be acceptable to the Trustee), the Trustee shall give the notice of redemption to each Holder of Securities to be redeemed in the Company’s name and at the Company’s expense.

     Section 7.04. Effect of Notice of Redemption. Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice except for Securities that are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price stated in the notice.

     Section 7.05. Deposit of Redemption Price. Prior to 10:00 a.m., New York City time, on a Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Securities pursuant to Article 9. If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust.

     Section 7.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security in an authorized denomination equal in principal amount to the unredeemed portion of the Security surrendered.

     Section 7.07. No Requirement to Register. The Company shall not be required to (i) issue, register the transfer of, or exchange any Securities during a period of 15 days before the Redemption Date or (ii) register the transfer of, or exchange any, Securities so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part.

ARTICLE 8
FUNDAMENTAL CHANGES AND REPURCHASES THEREUPON

     Section 8.01. Repurchase At Option of Holders Upon A Fundamental Change.

     (a) Generally. If a Fundamental Change occurs at any time, then each Holder shall have the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Securities or any portion thereof that is a multiple of $1,000 Principal Amount, on a Business Day (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 nor more than 35 calendar days after the date of the Fundamental Change Company Notice (as defined below) at a repurchase price equal to 100% of the Principal Amount thereof, together with accrued and unpaid Interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”); provided, however that if Securities are repurchased pursuant to this Section 8.01 on any date between a Record Date and the Interest Payment Date to which such Record Date relates, the Interest payable in respect of such Interest Payment Date shall be payable to the Holders of record as of such Record Date.

     Repurchases of Securities under this Section 8.01, at the option of the Holder thereof, shall be made upon:

     (i) delivery to the Trustee (or other Paying Agent appointed by the Company) by a Holder, prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth on the reverse of the Securities prior to the close of business on the Fundamental Change Repurchase Date; and

     (ii) delivery or book-entry transfer of the Securities to the Trustee (or other Paying Agent appointed by the Company) on or before the Business Day immediately preceding the Fundamental Change Repurchase Date (together with all necessary endorsements) at the applicable Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company) in the Borough of Manhattan, such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor; provided that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 8.01 only if the Securities so delivered to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice.

     The Fundamental Change Repurchase Notice shall state:

     (A) if certificated, the certificate numbers of Securities to be delivered for repurchase;

     (B) the portion of the Principal Amount of Securities to be repurchased, which must be $1,000 or an integral multiple thereof; and

     (C) that the Securities are to be repurchased by the Company pursuant to the applicable provisions of the Securities and the Indenture.

     Any purchase by the Company contemplated pursuant to the provisions of this Section 8.01 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Fundamental Change Repurchase Date and the time of the book-entry transfer or delivery of the Securities.

     Notwithstanding anything herein to the contrary, any Holder delivering to the Trustee (or other Paying Agent appointed by the Company) the Fundamental Change Repurchase Notice contemplated by this Section 8.01 shall have the right to withdraw such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day prior to the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Trustee (or other Paying Agent appointed by the Company) in accordance with Section 8.03 below.

     The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

     (b) Fundamental Change Company Notice. On or before the 20th Business Day after the occurrence of a Fundamental Change, the Company shall provide to all Holders of record of the Securities and the Trustee and Paying Agent a notice (the “Fundamental Change Company Notice”) of the occurrence of such Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. Such mailing shall be by first class mail. Simultaneously with providing such Fundamental Change Company Notice, the Company shall publish a notice containing the information included therein once in a newspaper of general circulation in The City of New York or publish such information on the Company’s website or through such other public medium as the Company may use at such time.

     Each Fundamental Change Company Notice shall specify:

     (i) the events causing the Fundamental Change;

     (ii) the date of the Fundamental Change;

     (iii) the last date on which a Holder may exercise the repurchase right;

     (iv) the Fundamental Change Repurchase Price;

     (v) the Fundamental Change Repurchase Date;

     (vi) the name and address of the Paying Agent and the Conversion Agent, if applicable;

     (vii) if applicable, the applicable Conversion Rate and any adjustments to the applicable Conversion Rate;

     (viii) if applicable, that the Securities with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with Section 8.03; and

     (ix) the procedures that Holders must follow to require the Company to repurchase their Securities.

     No failure of the Company to give the foregoing notices and no defect therein shall limit the Securityholders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Securities pursuant to this Section 8.01.

     (c) No Payment During Events of Default. There shall be no repurchase of any Securities pursuant to this Section 8.01 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Fundamental Change Repurchase Notice) and is continuing an Event of Default (other than a default that is cured by the payment of the Fundamental Change Repurchase Price with respect to such Securities). The Paying Agent will promptly return to the respective Holders thereof any Securities (i) with respect to which a Fundamental Change Repurchase Notice has been withdrawn in compliance with this Indenture, or (ii) held by it during the continuance of an Event of Default (other than a default that is cured by the payment of the Fundamental Change Repurchase Price with respect to such Securities) in which case, upon such return, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

     (d) Payment of Fundamental Change Repurchase Price. The Securities to be repurchased pursuant to this Section 8.01 shall be paid for in cash.

     Section 8.02. Effect of Fundamental Change Repurchase Notice. Upon receipt by the Paying Agent of the Fundamental Change Repurchase Notice specified in Section 8.01(a), the Holder of the Security in respect of which such Fundamental Change Repurchase Notice was given shall (unless such Fundamental Change Repurchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Fundamental Change Repurchase Price with respect to such Security. Such Fundamental Change Repurchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, promptly following the later of (x) the Fundamental Change Repurchase Date with respect to such Security (provided the conditions in Section 8.01(a) have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 8.01(a).

     Section 8.03. Withdrawal of Fundamental Change Repurchase Notice.

     (a) A Fundamental Change Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the Paying Agent in accordance with the Fundamental Change Company Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

     (i) the Principal Amount of the Securities with respect to which such notice of withdrawal is being submitted;

     (ii) if Physical Securities have been issued, the certificate numbers of the withdrawn Securities; and

     (iii) the Principal Amount, if any, of such Securities that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;

provided, however, that if the Securities are not Physical Securities, the notice must comply with appropriate procedures of the Depositary.

     Section 8.04. Deposit of Fundamental Change Repurchase Price. Prior to 10:00 a.m. (local time in The City of New York) on the Fundamental Change Repurchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided herein) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the Fundamental Change Repurchase Price, of all the Securities or portions thereof that are to be repurchased as of the Fundamental Change Repurchase Date. The Company shall promptly notify the Trustee in writing of the amount of any deposits of cash made pursuant to this Section 8.04. If the Paying Agent holds cash sufficient to pay the Fundamental Change Repurchase Price of any Security for which a Fundamental Change Repurchase Notice has been tendered and not withdrawn in accordance with this Indenture as of the close of business on the Business Day prior to the Fundamental Change Repurchase Date, then immediately following the Fundamental Change Repurchase Date, (a) such Security will cease to be outstanding and Interest will cease to accrue thereon and (b) all other rights of the Holder in respect thereof will terminate (other than the right to receive the Fundamental Change Repurchase Price and previously accrued and unpaid Interest upon delivery or transfer of such Security).

     Section 8.05. Securities Repurchased in Whole or in Part. Any Security that is to be repurchased, whether in whole or in part, shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the Security so surrendered which is not repurchased.

     Section 8.06. Covenant to Comply With Securities Laws Upon Repurchase of Securities. In connection with any offer to repurchase Securities under Section 8.01 (provided that such offer or repurchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or repurchase), the Company shall (i) comply with Rule 13e-4 and Rule 14e-1 under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Section 8.01 to be exercised in the time and in the manner specified in Section 8.01.

     Section 8.07. Repayment to The Company. The Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest or dividends, if any, thereon, held by them for the payment of the Fundamental Change Repurchase Price; provided that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 8.04 exceeds the aggregate Fundamental Change Repurchase Price of the Securities or portions thereof which the Company is obligated to repurchase as of the Fundamental Change Repurchase Date, then as soon as practicable following the Fundamental Change Repurchase Date, the Trustee or the Paying Agent, as the case may be, shall return any such excess to the Company.

     Section 8.08. Purchase by Third Party. Notwithstanding the foregoing provisions of this Article 8, the Company shall not be required to issue a Fundamental Change Company Notice upon a Fundamental Change (i) if a third party issues a Fundamental Change Company Notice in the manner, at the times and otherwise in compliance with the requirements set forth in Section 8.01(b) applicable to a Fundamental Change Company Notice made by the Company and otherwise complies with the provisions of this Article 8 as if it were the Company, and (ii) purchases and pays for all Securities validly tendered and not withdrawn pursuant to such Fundamental Change Company Notice.

ARTICLE 9
CONVERSION

     Section 9.01. Right to Convert. (a) Subject to and upon compliance with the provisions of this Indenture, each Holder shall have the right, at such Holder’s option, at any time following the Issue Date of the Securities hereunder through the close of business on the Business Day immediately prior to the Stated Maturity to convert the Principal Amount of any such Securities, or any portion of such Principal Amount which is $1,000 or an integral multiple thereof at a rate (“Conversion Rate”) then in effect, (x) on or after December 15, 2036, without regard to the conditions described in clauses (i) through (v) below and (y) prior to December 15, 2036, only upon the satisfaction of any of the following conditions:

      (i) A Holder may surrender all or a portion of its Securities for conversion during any fiscal quarter (and only during such fiscal quarter) commencing after June 30, 2007 if the Last Reported Sale Price for the Common Stock for at least 20 Trading Days during the period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding fiscal quarter is greater than or equal to 130% of the Conversion Price in effect on such last Trading Day.

     (ii) A Holder may surrender its Securities for conversion during the five Business Day period after any 10 consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Securities, as determined following a request by a Holder in accordance with the procedures set forth in this Section 9.01(a)(ii), for each day of such period was less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate. In connection with any conversion in accordance with this Section 9.01(a)(ii), the Bid Solicitation Agent shall have no obligation to determine the Trading Price of the Securities unless requested by the Company; and the Company shall have no obligation to make such request unless a Holder provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Securities would be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate. Promptly after receiving such evidence, the Company shall instruct the Bid Solicitation Agent to determine the Trading Price of the Securities beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Securities is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate.

     (iii) A Holder may surrender its Securities for conversion if the Company calls such Securities for redemption as provided in Article 7, at any time prior to the close of business on the Trading Day immediately preceding the Redemption Date, after which time the Holder’s right to convert its Securities pursuant to this Section 9.01(a)(iii) will expire unless the Company defaults in the payment of the Redemption Price.

     (iv) In the event that the Company elects to:

     (A) issue to all or substantially all holders of Common Stock rights entitling them to purchase, for a period expiring within 60 days after the date of the distribution, shares of Common Stock at less than the average of the Last Reported Sale Prices of a share of Common Stock for the 10 consecutive Trading Day period ending on the Trading Day preceding the announcement of such issuance; or

     (B) distribute to all or substantially all holders of Common Stock assets of the Company, debt securities or rights to purchase securities of the Company, which distribution has a per share value, as determined by the Company’s Board of Directors in good faith, exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day preceding the declaration date for such distribution,

     then, in each case, the Company shall notify the Holders, in the manner provided in Section 1.06, at least 25 Scheduled Trading Days prior to the Ex Date for such distribution. Once the Company has given such notice, Holders may surrender Securities for conversion at any time until the earlier of 5:00 p.m., New York City time, on the Business Day immediately prior to such Ex Date or the Company’s announcement that such distribution will not take place, even if the Securities are not otherwise convertible at such time.

     (v) (A) If the Company is party to a transaction described in clause (2) of the definition of Fundamental Change (without giving effect to the proviso set forth in the definition thereof relating to Publicly Traded Securities), the Company shall notify Holders, in the manner provided in Section 1.06, at least 25 Scheduled Trading Days prior to the anticipated effective date for such transaction. Once the Company has given such notice, Holders may surrender Securities for conversion at any time until 25 calendar days after the actual effective date of such transaction (or, if such transaction also constitutes a Fundamental Change, the related Fundamental Change Purchase Date).

      (B) If a Fundamental Change of the type described in clause (1) or (3) in the definition thereof occurs, Holders may surrender Securities for conversion at any time beginning on the actual effective date of such Fundamental Change until and including the date that is 30 calendar days after the actual effective date of such transaction or, if earlier, until the related Fundamental Change Purchase Date.

     (b) For purposes of this Section 9.01, and notwithstanding the definition contained in Section 1.01, the term “Trading Day” shall mean a day during which (A) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading, (B) there is no Market Disruption Event and (C) a Last Reported Sale Price is available on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock (or other security for which a Last Reported Sale Price must be determined for purposes of this Section 9.01) is not listed or admitted for trading on a U.S. national or regional securities exchange or market, then, for purposes of this Section 9.01, “Trading Day” shall mean a Business Day.

     (c) Notwithstanding the foregoing, a Security in respect of which a Holder has delivered a Fundamental Change Repurchase Notice exercising such Holder’s option to require the Company to repurchase such Security may be converted only if such notice of exercise is withdrawn in accordance with Article

8 hereof prior to the close of business on the Fundamental Change Repurchase Date.

     Section 9.02. Conversion Procedure. (a) Each Security shall be convertible at the office of the Conversion Agent.

     (b) In order to exercise the conversion right with respect to any interest in Global Securities, the Holder must complete the appropriate instruction form for conversion pursuant to the Depositary’s book-entry conversion program, furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or Conversion Agent, and pay the funds, if any, required by this Section 9.02 and any transfer taxes if required pursuant to Section 9.08. In order to exercise the conversion right with respect to any Securities in certificated form, the Holder of any Physical Securities, the Holder of any such Securities to be converted, in whole or in part, shall:

     (i) complete and manually sign the conversion notice provided on the back of the Security (the “Conversion Notice”) or a facsimile of the conversion notice and deliver such notice to the Conversion Agent;

     (ii) surrender the Security to the Conversion Agent;

     (iii) if required, furnish appropriate endorsements and transfer documents,

     (iv) make any payment required under Section 9.03(d); and

     (v) if required, pay any transfer or similar tax.

     The date on which the Holder satisfies all of the applicable requirements set forth above is the “Conversion Date.”

     (c) Each Conversion Notice shall state the name or names (with address or addresses) in which any certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued. All such Securities surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Securities, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or his duly authorized attorney.

     (d) On the third Business Day immediately following the last day of the Observation Period, subject to compliance with any restrictions on transfer if shares issuable on conversion are to be issued in a name other than that of the Holder (as if such transfer were a transfer of the Securities (or portion thereof) so converted), the Company shall issue and shall deliver to such Holder at the office of the Conversion Agent, a check or cash and a certificate or certificates for the number of full shares of Common Stock issuable in accordance with the provisions of this Article 9, if applicable. In case any Securities of a denomination greater than $1,000 shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Securities so surrendered, without charge to him, new Securities in authorized denominations in an aggregate Principal Amount equal to the unconverted portion of the surrendered Securities.

     Each conversion shall be deemed to have been effected as to any such Securities (or portion thereof) on the date on which the requirements set forth above in this Section 9.02 have been satisfied as to such Securities (or portion thereof), and the Person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the Holder of record of the shares represented thereby; provided, however, that in case of any such surrender on any date when the stock transfer books of the Company shall be closed, the Person or Persons in whose name the certificate or certificates for such shares are to be issued shall be deemed to have become the record Holder thereof for all purposes on the next day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such Securities shall be surrendered.

     (e) Upon the conversion of an interest in Global Securities, the Trustee (or other Conversion Agent appointed by the Company) shall make a notation on such Global Securities as to the reduction in the Principal Amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Securities effected through any Conversion Agent other than the Trustee.

     (f) Each stock certificate representing Common Stock issued upon conversion of the Securities that are Restricted Securities shall bear the legend in substantially the form of Exhibit C hereto.

     Section 9.03. Payments Upon Conversion. (a) Upon any conversion of any Security, the Company shall deliver to converting Holders, in respect of each $1,000 Principal Amount of Securities being converted, a “Settlement Amount” equal to the sum of the Daily Settlement Amounts for each of the 20 Trading Days during the Observation Period for such Security.

     (b) The “Daily Settlement Amount” for each of the 20 Trading Days during the Observation Period shall consist of:

     (i) cash equal to the lesser of (x) $50 and (y) the Daily Conversion Value, and

     (ii) to the extent the Daily Conversion Value exceeds $50, a number of shares of Common Stock (“Daily Share Amount”) equal to (x) the difference between the Daily Conversion Value and $50, divided by (y) the Daily VWAP;

     (c) Upon conversion, Holders shall not receive any separate cash payment for accrued and unpaid Interest, unless such conversion occurs between a Record Date and the Interest Payment Date to which it relates.

     (d) If Securities are converted after 5:00 p.m., New York City time, on a Record Date for the payment of interest, Holders of such Securities at 5:00 p.m., New York City time, on such Record Date will receive the Interest payable on such Securities on the corresponding Interest Payment Date notwithstanding the conversion. Securities surrendered for conversion during the period from 5:00 p.m., New York City time, on any Record Date to 9:00 a.m., New York City time, on the immediately following Interest Payment Date, must be accompanied by funds equal to the amount of Interest payable on the Securities so converted; provided that no such payment need be made (i) if the Company has specified a Redemption Date in respect of the Securities that is after a Record Date and on or prior to the corresponding Interest Payment Date; (ii) if the Company has specified a Fundamental Change Repurchase Date in respect of the Securities that is after a Record Date and on or prior to the corresponding Interest Payment Date; (iii) in respect of any conversion which occurs after the Record Date for the interest payment due on March 15, 2037 or (iv) to the extent of any Deferred Interest, Compounded Interest or overdue Interest, if any such amounts exist at the time of conversion with respect to such Security.

     (e) On any day prior to the first Trading Day of the applicable Observation Period, the Company may specify by notice to the Trustee and the converting Holder or Holders, a percentage of the Daily Share Amount that will be settled in cash (the “Cash Percentage”). If the Company elects to specify a Cash Percentage then, in lieu of all or a portion of the Daily Share Amount for each Trading Day in the applicable Observation Period, the Company shall deliver cash equal to the product of (i) the Cash Percentage, (ii) the Daily Share Amount for such Trading Day and (iii) the Daily VWAP for such Trading Day. The number of shares of Common Stock in respect of the Daily Share Amount for each Trading Day in the applicable Observation Period will equal the product of (x) the Daily Share Amount and (y) 100% minus the Cash Percentage. If the Company does not specify a Cash Percentage by the start of the applicable Observation Period, the Company shall settle 100% of the Daily Share Amount for each Trading Day in the applicable Observation Period with shares of Common Stock; provided, however, that (i) the Company shall pay cash in lieu of fractional shares otherwise issuable upon conversion of such Security and (ii) if conversion of the Securities is in connection with a transaction described in Section 9.07 pursuant to which the Securities become convertible into cash and Reference Property, the Company shall settle such conversion in cash and Reference Property.

     (f) The Company shall not issue fractional shares of Common Stock upon conversion of Securities. If multiple Securities shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate

Principal Amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of stock would be issuable upon the conversion of any Securities, the Company shall make payment therefor in cash equal to the fraction of a share of Common Stock otherwise issuable multiplied by the Daily VWAP for the final Trading Day of the applicable Observation Period.

     Section 9.04. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occur, except that the Company will not make any adjustment if Holders of Securities may participate, as a result of holding the Securities, in the transactions described without having to convert their Securities:

     (a) If the Company, at any time or from time to time while any of the Securities are outstanding, issues shares of its Common Stock as a dividend or distribution on shares of Common Stock, or if the Company effects a share split or share combination in respect of the Common Stock, then the Conversion Rate shall be adjusted based on the following formula:

     where

CR0	=	the Conversion Rate in effect immediately prior to the Ex Date of such dividend or distribution, or effective date of such subdivision or combination, as applicable;

CR'	=	the Conversion Rate in effect immediately after the Ex Date or effective date;

OS0	=	the number of shares of Common Stock outstanding immediately prior the Ex Date or effective date; and

OS'	=	the number of shares of Common Stock outstanding immediately after the Ex Date or effective date.

     Such adjustment shall become effective immediately after the opening of business on the Business Day following the record date for such dividend or distribution, or the date fixed for determination for such share split or share combination. The Company will not pay any dividend or make any distribution on shares of Common Stock held in treasury by the Company. If any dividend or distribution of the type described in this Section 9.04(a) is declared but not so paid or made, or the outstanding shares of Common Stock are not subdivided or combined, as the case may be, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend, distribution, subdivision or combination had not been declared.

     (b) If the Company, at any time or from time to time while any of the Securities are outstanding, issues to all or substantially all holders of its outstanding shares of Common Stock any rights or warrants or securities convertible into or exchangeable or exercisable for Common Stock entitling them for a period of not more than 60 calendar days to subscribe for, purchase or convert into shares of Common Stock at a price per share or having a conversion, exchange or exercise price per share, in each case, less than the average of the Last Reported Sale Prices of Common Stock for the 10 consecutive Trading Day period ending on the Business Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be adjusted based on the following formula:

     where

CR0	=	the Conversion Rate in effect immediately prior to the Ex Date for such issuance;

CR'	=	the Conversion Rate in effect immediately after the Ex Date for such issuance;

OS0	=	the number of shares of Common Stock outstanding immediately after the Ex Date for such issuance;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, warrants or convertible securities; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants or to convert such convertible securities divided by the average of the Last Reported Sale Prices of Common Stock for the 10 consecutive Trading Day period ending on the Business Day immediately preceding the date of announcement of the issuance of such rights, warrants or convertible securities.

Such adjustment shall be successively made whenever any such rights, warrants or convertible securities are issued and shall become effective immediately after 9:00 a.m., New York City time, on the Business Day immediately preceding the date of announcement of such issuance. To the extent that shares of Common Stock are not delivered pursuant to such rights, warrants or convertible securities upon the expiration or termination of such rights, warrants or convertible securities, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights, warrants or convertible securities been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. In the event that such rights, warrants or convertible securities are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if the announcement with respect to such rights, warrants or convertible securities had not been made. In determining whether any rights, warrants or convertible securities entitle the holders to subscribe for, purchase or convert into shares of Common Stock at less than the average of the Last Reported Sale Prices of Common Stock for the 10 consecutive Trading Day period ending on the Business Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, warrants or convertible securities and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors of the Company.

Rights, warrants or convertible securities distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for, purchase or convert into shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights, warrants or convertible securities, until the occurrence of a specified event or events (“Trigger Event”): (x) are deemed to be transferred with such shares of Common Stock; (y) are not exercisable; and (z) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 9.04 (and no adjustment to the Conversion Rate under this Section 9.04 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, warrants and convertible securities shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 9.04(b). If any such right, warrant or convertible security, including any such existing rights, warrants or convertible securities distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, warrants or convertible securities become exercisable to purchase different securities, evidences of Indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights, warrants or convertible securities with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, warrants or convertible securities, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 9.04 was made, (1) in the case of any such rights, warrants or convertible securities that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights, warrants or convertible securities (assuming such holder had retained such rights, warrants or convertible securities), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights, warrants or convertible securities that shall have expired or been terminated without exercise by any holders thereof, the

Conversion Rate shall be readjusted as if such rights, warrants and convertible securities had not been issued.

     (c) In case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock shares of any class of Capital Stock of the Company (other than Common Stock as covered by Section 9.04(a)), evidences of its Indebtedness or other assets or property of the Company (including securities, but excluding dividends and distributions and rights, warrants or convertible securities covered by Section 9.04(a), Section 9.04(b), or Section 9.04(e) (for which an adjustment is made to the conversion rate) or Section 9.04(d) (any of such shares of Capital Stock, Indebtedness, or other asset or property hereinafter in this Section 9.04(c) called the “Distributed Property”), then, in each such case the Conversion Rate shall be adjusted based on the following formula:

     where

CR0	=	the Conversion Rate in effect immediately prior to the Ex Date for such distribution;

CR'	=	the Conversion Rate in effect immediately after the Ex Date for such distribution;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex Date for such distribution; and

FMV	=	the fair market value (as determined by the Company’s Board of Directors) of the shares of Capital Stock of the Company, evidences of Indebtedness, assets or property distributed with respect to each outstanding share of Common Stock on the Ex Date for such distribution.

Such adjustment shall become effective immediately prior to 9:00 a.m., New York City time, on the Business Day following the date fixed for the determination of stockholders entitled to receive such distribution. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such record date had not been fixed. If the Board of Directors of the Company determines the fair market value of any distribution for purposes of this Section 9.04(c) by reference to the actual or when issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the average of the Last Reported Sale Prices of the Common Stock.

     With respect to an adjustment pursuant to this Section 9.04(c) where there has been a payment of a dividend or other distribution on the Common Stock or shares of Capital Stock of the Company of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit (a “Spin-Off”), the Conversion Rate in effect immediately before 5:00 p.m., New York City time, on the effective date of the Spin-Off shall be increased based on the following formula:

     where

CR0	=	the Conversion Rate in effect immediately prior to the effective date of the adjustment;

CR'	=	the Conversion Rate in effect immediately after the effective date of the adjustment;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock of the Company or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Day period after the effective date of the Spin-Off; and

MP0	=	the average of the Last Reported Sale Prices of Common Stock over the first 10 consecutive Trading Day period after the effective date of the Spin-Off.

     Such adjustment shall occur on the 10th Trading Day from, and including, the effective date of the Spin-Off.

     For purposes of this Section 9.04(c), Section 9.04(a) and Section 9.04(b), any dividend or distribution to which this Section 9.04(c) is applicable that also includes shares of Common Stock, or rights, warrants or convertible securities to subscribe for, purchase or convert into shares of Common Stock to which Section 9.04(a) or 9.04(b) applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of Indebtedness, assets or shares of Capital Stock other than such shares of Common Stock or rights, warrants or convertible securities to which Section 9.04(a) or 9.04(b) applies (and any Conversion Rate adjustment required by this Section 9.04(c) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights, warrants or convertible securities to which Section 9.04(a) or 9.04(b) applies (and any further Conversion Rate adjustment required by Section 9.04(a) and 9.04(b) with respect to such dividend or distribution shall then be made), except (A) the Ex Date of such dividend or distribution shall be substituted for “the Ex Date,” “the Ex Date or effective date,” “the day following the record date for such dividend or distribution, or the date fixed for determination for such share split or share combination,” “the Ex Date for such issuance” and “the date fixed for the determination of stockholders entitled to receive such rights and warrants” within the meaning of Section 9.04(a) and Section 9.04(b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed

“outstanding immediately prior to the Ex Date or effective date” within the meaning of Section 9.04(a).

     (d) If a cash dividend or distribution is made to all or substantially all holders of Common Stock (other than (i) distributions described in Section 9.04(e), (ii) an Extraordinary Dividend or (iii) regular quarterly cash dividends that do not exceed $0.09 per share (the “Initial Dividend Threshold”)), the Conversion Rate shall be adjusted based on the following formula:

     where

CR0	=	the Conversion Rate in effect immediately prior to the Ex Date for such distribution;

CR'	=	the Conversion Rate in effect immediately after the Ex Date for such distribution;

SP0	=	the Last Reported Sale Prices of the Common Stock on the Trading Day immediately preceding the Ex Date for such distribution; and

C	=	the amount in cash per share the Company distributes to holders of Common Stock in excess of the Initial Dividend Threshold in case of a regular quarterly dividend or, in the case of any other dividend or distribution, the full amount of such dividend or distribution. The Initial Dividend Threshold is subject to adjustment in a manner inversely proportional to adjustments to the Conversion Rate, provided that no adjustment will be made to the Initial Dividend Threshold for any adjustment made to the Conversion Rate under this Section 9.04(d).

     Such adjustment shall become effective immediately after 5:00 p.m., New York City time, on the record date for such dividend or distribution. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

     For the avoidance of doubt, for purposes of this Section 9.04(d), in the event of any reclassification of the Common Stock, as a result of which the Securities become convertible into more than one class of Common Stock, if an adjustment to the Conversion Rate is required pursuant to this Section 9.04(d), references in this Section to one share of Common Stock or Last Reported Sale Price of one share of Common Stock shall be deemed to refer to a unit or to the price of a unit consisting of the number of shares of each class of Common Stock into which the Securities are then convertible equal to the numbers of shares of such class issued in respect of one share of Common Stock in such reclassification. The above provisions of this paragraph shall similarly apply to successive reclassifications.

     (e) If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for all or any portion of the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), the Conversion Rate shall be increased based on the following formula:

     where

CR0	=	the Conversion Rate in effect immediately prior to the effective date of the adjustment;

CR'	=	the Conversion Rate in effect immediately after the effective date of the adjustment;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Company’s Board of Directors) paid or payable for shares purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (including any shares purchased pursuant to the tender or exchange offer);

OS'	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (not including any shares purchased pursuant to the tender or exchange offer); and

SP'	=	the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period commencing on the Trading Day next succeeding the date such tender or exchange offer expires,

     The adjustment to the Conversion Rate under this Section 9.04(e) shall occur on the tenth Trading Day from, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

     If the Company is obligated to repurchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.

     (f) For purposes of this Section 9.04 the term “record date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

     (g) If application of the formulas provided in Section 9.04(a), 9.04(b), 9.04(c), 9.04(d) or 9.04(e) would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate shall be made except in the case of a subdivision or split of the Common Stock.

     (h) To the extent permitted by applicable law and subject to the applicable rules of the Nasdaq Global Select Market (if the Common Stock is then listed on the Nasdaq Global Select Market), the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 days if the Company’s Board of Directors determines that such increase would be in the Company’s best interest, which determination shall be conclusive. In addition, the Company may also (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with any dividend or distribution of shares (or rights to acquire shares) or similar event. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to the Holders of record of the Securities a notice of the increase at least fifteen days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

     (i) All calculations and other determinations under this Article 9 shall be made by the Company or its agents and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be. No adjustment shall be made for the Company’s issuance of Common Stock or convertible or exchangeable securities or rights to purchase Common Stock or convertible or exchangeable securities, other than as provided in this Section 9.04. No adjustment shall be made to the Conversion Rate unless such adjustment would require a change of at least 1% in the Conversion Rate then in effect at such time. Any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment or in connection with any conversion of Securities.

     (j) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent an

Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which a Responsible Officer of the Trustee has actual knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each Holder at such Holder’s last address appearing on the Security Register provided for in Section 3.05 of this Indenture, within 20 days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

     (k) In any case in which this Section 9.04 provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the Holder of any Securities converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such Holder any amount in cash in lieu of any fraction pursuant to Section 9.03.

     (l) For purposes of this Section 9.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

     (m) Notwithstanding the foregoing, the Conversion Rate will not be adjusted: (i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan; (ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any Subsidiary; (iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (iii) and outstanding as of the date the Securities were first issued; (iv) for any dividend or distribution in connection with a merger, sale or conveyance effected solely for the purpose of changing the Company’s jurisdiction of incorporation as permitted by the terms of the Indenture; (v) for a change in the par value of the Common Stock; or (vi) for accrued and unpaid Interest.

     Section 9.05. Adjustments of Average Prices. Whenever a provision of the Indenture requires the calculation of an average of Last Reported Sale Prices or Daily VWAP over a span of multiple days, the Company will make appropriate adjustments to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex Date of the event occurs, at any time during the period from which the average is to be calculated.

     Section 9.06. Adjustments Upon Certain Fundamental Changes. (a) If a Holder elects to convert Securities in connection with a Make-Whole Fundamental Change, the Conversion Rate for such Securities shall be increased by an additional number of shares of Common Stock (the “Additional Shares”) as described below. Any conversion occurring at a time when the Securities would be convertible in light of the expected or actual occurrence of a Make-Whole Fundamental Change shall be deemed to have occurred in connection with such Make-Whole Fundamental Change notwithstanding the fact that a Security may then also be convertible because another condition to conversion under Section 9.01 has been satisfied.

     (b) The number of Additional Shares will be determined by reference to the table attached as Exhibit B hereto, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid per share of Common Stock in the Fundamental Change. If the Make-Whole Fundamental Change is a transaction described in clause (2) of the definition of Fundamental Change, and holders of Common Stock receive only cash in such Make-Whole Fundamental Change, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of Common Stock over the five Trading Day period ending on the Trading Day preceding the Effective Date of the Make-Whole Fundamental Change.

     (c) The Stock Prices set forth in the first row of the table in Exhibit B hereto shall be adjusted as of any date on which the Conversion Rate of the Securities is adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in such table will be adjusted in the same manner as the Conversion Rate as set forth in Section 9.04.

     (d) The table in Exhibit B hereto sets forth the hypothetical stock price and the number of additional shares to be received per $1,000 Principal Amount of Securities.

     The exact Stock Prices and Effective Dates relating to a Fundamental Change may not be set forth in the table in Exhibit B, in which case:

     (i) If the Stock Price is between two Stock Price amounts in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares will be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price amounts and the two dates, as applicable, based on a 365-day year.

     (ii) If the Stock Price is greater than $95.00 per share (subject to adjustment in the same manner as the Conversion Rate as set forth in Section 9.04), no Additional Shares will be issued upon conversion.

     (iii) If the Stock Price is less than $25.98 per share (subject to adjustment in the same manner as the Conversion Rate as set forth in Section 9.04), no Additional Shares will be issued upon conversion.

     Notwithstanding the foregoing, in no event will the total number of shares of Common Stock issuable upon conversion exceed 38.4911 shares of Common Stock per $1,000 Principal Amount of Securities, subject to adjustments in the same manner as the Conversion Rate as set forth in Section 9.04.

     (e) At the Company’s option, in lieu of increasing the Conversion Rate as described in this Section 9.06 in the event of a Make-Whole Fundamental Change, the Company may elect to make a cash payment in respect of the Additional Shares. Such cash payment to any Holder electing to convert its Securities would be equal to the number of Additional Shares issuable upon conversion determined by reference to the table in Exhibit B multiplied by the effective share price of the transaction which constitutes a Fundamental Change. Any such election by the Company will be disclosed in the Fundamental Change Company Notice. Once this notice has been provided, the Company may not modify or withdraw its election.

     (f) Additional Shares or cash or Reference Property in respect of Additional Shares will be delivered to Holders who elect to convert Securities in connection with a Make-Whole Fundamental Change on the later of (i) five days after the effectiveness of such Make-Whole Fundamental Change and (ii) the settlement date for the Securities set forth in Section 9.02(d).

     Section 9.07. Effect of Reclassification, Consolidation, Merger or Sale. (a) If any of the following events occur:

     (i) any reclassification or change of shares of Common Stock issuable upon conversion of the Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or any other change for which an adjustment is provided in Section 9.04);

     (ii) any consolidation, merger or combination of the Company with another Person as a result of which holders of Common Stock shall be entitled to receive cash, securities or other property or assets (including cash or any combination of the foregoing) with respect to or in exchange for such Common Stock; or

     (iii) any sale, lease or other transfer of all or substantially all of the properties and assets of the Company and its Subsidiaries to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash or any combination of the foregoing) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing that the Securities shall be convertible into the kind and amount of shares of stock, securities or other property or assets (including cash or any combination of the foregoing) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance (the “Reference Property”) by a holder of a number of shares of Common Stock issuable upon conversion of such Securities (assuming, for such purposes, a sufficient number of authorized shares of Common Stock available to convert all such Securities) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance. However, at and after the effective time of such transaction, any amount otherwise payable in cash upon conversion of the Securities pursuant to Section 9.03 will continue to be payable in cash and the Daily Conversion Value will be calculated based on the value of the Reference Property. If the transaction causes Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the Reference Property into which the Securities will be convertible shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such election. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 9. If, in the case of any such reclassification, change, consolidation, merger, combination, sale or conveyance, the Reference Property receivable thereupon by a holder of Common Stock includes shares of stock, securities or other property or assets (including cash or any combination of the foregoing) of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

     The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Securities maintained by the Security Registrar, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture. The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

     (b) If a Holder elects to convert Securities in connection with a Make-Whole Fundamental Change pursuant to Section 9.06 that results in delivery of Reference Property to the Holders, any increase in the Conversion Rate by Additional Shares as set forth in Section 9.06 shall not be payable in shares of Common Stock, but shall represent a right to receive the aggregate amount of Reference Property into which the Additional Shares would convert in the transaction from the surviving entity (or an indirect or direct parent thereof).

     (c) The Company shall not become a party to any such transaction unless its terms are consistent with this Section 9.07.

     Section 9.08. Taxes On Shares Issued. Any issue of stock certificates on conversions of Securities shall be made without charge to the converting Holder for any documentary, stamp or similar issue or transfer tax in respect of the issue thereof, and the Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Securities pursuant hereto. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of Common Stock in any name other than that of the Holder, and any tax imposed by any taxing authority outside of the United States as a result of any action by the Holder, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     Section 9.09. Reservation of Shares; Shares to Be Fully Paid; Compliance with Governmental Requirements; Listing of Common Stock. (a) The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Securities from time to time as such Securities are presented for conversion (assuming that, at the time of the computation of such number of shares or securities, all such Securities would be held by a single Holder). Notwithstanding any other provision of this Article 9, in the event of any adjustment or increase to the Conversion Rate that would result in the Securities, in the aggregate, becoming convertible into a number of shares of Common Stock that exceeds the number permitted by applicable rules listing standards of the Nasdaq Global Select Market, if at that time the Common Stock is listed on the Nasdaq Global Select Market, the Company shall, at its option, either (i) obtain the approval of its stockholders regarding the issuance of such Common Stock or (ii) deliver cash in lieu of any shares of Common Stock other deliverable in excess of the number permitted to be delivered under such rules or listing standards, based on the Last Reported Sale Price of the Common Stock on the Trading Day immediately prior to the date when such Common Stock would otherwise be required to be distributed.

     (b) Before taking any action which would cause an adjustment reducing the Conversion Rate below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Securities, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.

     The Company covenants that all shares of Common Stock issued upon conversion of Securities will be fully paid and non-assessable by the Company and free from all taxes, liens and changes with respect to the issue thereof.

     (c) The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Securities hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the Commission (or any successor thereto), endeavor to secure such registration or approval, as the case may be.

     (d) The Company further covenants that if at any time the Common Stock shall be listed on any other national securities exchange or automated quotation system the Company will, if permitted and required by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Securities.

     Section 9.10. Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Securities; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Securities for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 9. Without limiting the generality of the foregoing, neither the Trustee nor any

Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 9.07 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Securityholders upon the conversion of their Securities after any event referred to in such Section 9.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 12.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

     Section 9.11. Notice to Holders Prior to Certain Actions. In case:

     (a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 9.04; or

     (b) the Company shall authorize the granting to the holders of all or substantially all of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

     (c) of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale, lease or transfer of all or substantially all of the assets of the Company or any of its Significant Subsidiaries; or

     (d) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in each case, the Company shall cause to be filed with the Trustee and the Conversion Agent and to be mailed to each Securityholder at such Holder’s address appearing on the Security Register, provided for in Section 3.05 of this Indenture, as promptly as possible but in any event at least 20 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, lease, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.

     Section 9.12. Stockholder Rights Plans. Each share of Common Stock issued upon conversion of Securities pursuant to this Article 9 shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any stockholder rights plan adopted by the Company, as the same may be amended from time to time. If at the time of conversion, however, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights agreement so that the Holders of the Securities would not be entitled to receive any rights in respect of Common Stock issuable upon conversion of the Securities, the Conversion Rate will be adjusted at the time of separation as if the Company has distributed to all holders of Common Stock, shares of Capital Stock of the Company, evidence of Indebtedness or assets as provided in 0, subject to readjustment in the event of the expiration, termination or redemption of such rights.

     Section 9.13. Exchange in Lieu of Conversion.

     (a) If at any time when a Holder surrenders Securities for conversion prior to the Stated Maturity of the Securities the Company:

     (i) has designated a financial institution (a “Designated Institution”) to accept such Securities in exchange for shares of Common Stock and cash, as applicable, equal to the consideration due upon conversion as provided in Section 9.03; and

     (ii) notifies the Holder surrendering such Securities for conversion by the close of business on the Trading Day immediately preceding the start of the applicable Observation Period, that it has directed the Designated Institution to make an exchange in lieu of conversion, then, notwithstanding anything in this Indenture to the contrary, the Company may direct the Conversion Agent to surrender such Securities, on or prior to the commencement of the applicable Observation Period to the Designated Institution for exchange in lieu of conversion.

     (b) If the Designated Institution accepts Securities surrendered for exchange, it shall notify the Conversion Agent whether it shall deliver, upon exchange, all cash or a combination of cash and shares of Common Stock and shall deliver cash and, if applicable, the appropriate number of shares of Common Stock, as specified in Section 9.03 to the Conversion Agent and the Conversion Agent shall deliver the cash and shares of Common Stock, as applicable, to the Holder, within the time period specified in Section 9.02(d), which delivery shall be deemed to satisfy the Company’s conversion obligations under this Article 9 with respect to such Holder. Any Securities so exchanged by such Designated Institution shall remain Outstanding for all purposes under this Indenture.

     (c) If the Designated Institution agrees to accept any Securities for exchange but does not timely deliver the related consideration to the Conversion Agent, or if the Designated Institution does not accept such Securities for exchange, the Company shall, within the time period specified in Section 9.02(d), convert such Securities into cash and shares of Common Stock, as applicable, in accordance with the provisions of Section 9.02 and Section 9.03.

     (d) For the avoidance of doubt, in no event will the Company’s designation of a financial institution pursuant to this Section 9.13 require such financial institution to accept any Securities for exchange.

ARTICLE 10
EVENTS OF DEFAULT; REMEDIES

     Section 10.01. Events of Default. “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     (a) default in the payment of Interest on any Securities when due and payable and such default continues for a period of 30 days; provided, that a extension of the payment period for Interest in accordance with Article 4 shall not constitute an Event of Default under this Section 10.01(a);

     (b) default in the payment of the Principal Amount, Redemption Price or Fundamental Change Repurchase Price on any Security when due and payable;

     (c) default in the Company’s obligation to deliver the cash and Common Stock, if any, payable upon exercise of a Holder’s conversion rights in accordance with Article 9 hereof;

     (d) failure by the Company to issue a Fundamental Change Company Notice or the notice required by Section 9.01(a)(v)(A) when due;

     (e) failure by the Company to comply with its obligations under Article 11 hereof;

     (f) default in the performance of any covenant, agreement or condition of the Company in this Indenture or the Securities (other than a default specified in paragraph (a) or (b) above), and such default continues for a period of 60 days after there has been given, by registered or certified mail, to the Company by the

Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate Principal Amount of the Outstanding Securities a written notice specifying such default and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; provided, however, that notwithstanding the foregoing, default in the observance or performance of the covenants contained in Section 6.14 hereof shall not constitute an Event of Default unless such default continues for a period of 180 days after the date on which the Company receives such notice;

     (g) default by the Company in the payment of the principal or interest in excess of $50,000,000 by the end of any applicable grace period after maturity of Indebtedness for borrowed money and continuance of such failure on any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced any Indebtedness for borrowed money, whether such Indebtedness now exists or is hereafter created;

     (h) the acceleration of Indebtedness of the Company for borrowed money in an amount in excess of $50,000,000 in the aggregate because of a default with respect to such Indebtedness without such Indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled for a period of 30 days after written notice to the Company by the Trustee or to the Company and Trustee by the Holders of at least 25% in aggregate Principal Amount of the Outstanding Securities;

     (i) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company or any of its Significant Subsidiaries of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company or any of its Significant Subsidiaries as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or such Significant Subsidiary under any applicable federal or state law or (iii) appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any of its Significant Subsidiary or of any substantial part of its respective property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

     (j) the commencement by the Company or any of its Significant Subsidiaries of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or any of its Significant Subsidiaries in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any of its Significant Subsidiaries or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any of its Significant Subsidiaries in furtherance of any such action.

     Section 10.02. Acceleration of Maturity; Rescission and Annulment. (a) If an Event of Default (other than those specified in Section 10.01(i) and Section 10.01(j)) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate Principal Amount of the Outstanding Securities may declare the Principal Amount plus accrued and unpaid Interest on all the Outstanding Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such Principal Amount plus accrued and unpaid Interest shall become immediately due and payable.

     Notwithstanding the foregoing, in the case of an Event of Default specified in Section 10.01(i) or Section 10.01(j), the Principal Amount plus accrued and unpaid Interest on all Outstanding Securities will ipso facto become due and payable without any declaration or other act on the part of the Trustee or any Holder.

     (b) At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article 10 provided, the Holders of a majority in aggregate Principal Amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

     (i) such rescission and annulment will not conflict with any judgment or decree of a court of competent jurisdiction; and

     (ii) all Events of Default, other than the non-payment of the Principal Amount plus accrued and unpaid Interest on Securities that have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 10.12 and payments owed to the Trustee under Section 12.07 have been made.

     No such rescission shall affect any subsequent default or impair any right consequent thereon.

     Section 10.03. Collection of Indebtedness and Suits For Enforcement by Trustee. The Company covenants that if a Default is made in the payment of the

Principal Amount plus accrued and unpaid Interest at the Maturity thereof or in the payment of the Redemption Price or the Fundamental Change Repurchase Price in respect of any Security, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy to collect the payment of the Principal Amount plus accrued but unpaid Interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture. The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

     Section 10.04. Trustee May File Proofs of Claim. In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 12.07.

     No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     Section 10.05. Application of Money Collected. Any money collected by the Trustee pursuant to this Article 10 shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money to Holders, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

     FIRST: To the payment of all amounts due the Trustee under Section 12.07;

     SECOND: To the payment of the amounts then due and unpaid on the Securities for the Principal Amount, Redemption Price, Fundamental Change Repurchase Price or Interest, as the case may be, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities; and

     THIRD: To the payment of the remainder, if any, to the Company;

     Section 10.06. Limitation On Suits. (a) No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder (other than in the case of an Event of Default specified in Section 10.01(a) or Section 10.01(b)), unless:

     (i) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

     (ii) the Holders of not less than 25% in aggregate Principal Amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

     (iii) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

     (iv) the Trustee for 60 days after its receipt of such notice, request and offer of security or indemnity has failed to institute any such proceeding; and

     (v) no direction, in the opinion of the Trustee, inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate Principal Amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing itself of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

     Section 10.07. Unconditional Right of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the Principal Amount, Redemption Price, Fundamental Change Repurchase Price or Interest in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities or any Redemption Date or Fundamental Change Purchase Date, as applicable, and to convert the Securities in accordance with Article 9, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder.

     Section 10.08. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

     Section 10.09. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     Section 10.10. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 10 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

     Section 10.11. Control by Holders. The Holders of a majority in Principal Amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that:

     (i) such direction shall not be in conflict with any rule of law or with this Indenture;

     (ii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and

     (iii) the Trustee has not determined that such action would either subject it to liability or be unduly prejudicial to the rights of the other Holders.

     Section 10.12. Waiver of Past Defaults. The Holders of not less than a majority in Principal Amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past Default hereunder and its consequences, except a Default:

     (i) Described in Section 10.01(a) or (b); or

     (ii) in respect of a covenant or provision hereof which under Article 15 cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

     Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

     Section 10.13. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, in either case in respect of the Securities, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorney’s fees and expenses, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant; but the provisions of this Section 10.13 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in Principal Amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the Principal Amount on any Security on or after Maturity of such Security, the Redemption Price or the Fundamental Change Repurchase Price.

     Section 10.14. Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the

Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 11
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

     Section 11.01. Company May Consolidate, Etc., Only On Certain Terms. The Company shall not consolidate with or merge into another Person or convey, transfer or lease all or substantially all of its properties and assets to another Person, and the Company shall not permit another Person to consolidate with or merge into the Company or convey, transfer or lease all or substantially all of its properties and assets to the Company, unless:

     (a) either (i) the Company is the resulting, surviving or transferee Person or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety (the “Surviving Entity”), (1) is organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia, (2) the Surviving Entity expressly assumes, by an indenture supplemental hereto, executed and delivered to the Trustee, all of the obligations of the Company under the Securities, this Indenture and, to the extent that the Company has ongoing obligations pursuant to the Registration Rights Agreement, the Registration Rights Agreement;

     (b) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

     (c) the Company or the Surviving Entity has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article 11 and Article 15, respectively.

     Section 11.02. Successor Substituted. Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Company in accordance with Section 11.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease of all or substantially all of the Company’s properties and assets, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE 12
THE TRUSTEE

     Section 12.01. Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

     (a) Prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:

     (i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and the Trust Indenture Act, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture and the Trust Indenture Act against the Trustee; and

     (ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

     (b) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

     (i) this paragraph does not limit the effect of paragraph (a) of this Section;

     (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

     (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the Holders of not less than a majority in principal amount of the Securities at the time outstanding determined as provided in Section 1.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

     (c) Whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;

     (d) The Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-registrar with respect to the Securities; and

     (e) If any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred.

     None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     Section 12.02. Notice of Defaults. The Trustee shall give the Holders notice of any Default hereunder within 60 days after the occurrence thereof; provided, that (except in the case of any Default in the payment of Principal Amount or Interest on any of the Securities or Fundamental Change Repurchase Price), the Trustee shall be protected in withholding such notice if and so long as a committee of officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

     Section 12.03. Reliance On Documents, Opinions, Etc. Except as otherwise provided in Section 12.01:

     (a) the Trustee may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon or other paper or document (whether in its original or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

     (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

     (c) the Trustee may consult with counsel of its own selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

     (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

     (e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney (at the reasonable expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation);

     (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder;

     (g) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

     (h) in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

     (i) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and the Indenture; and

     (j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

     (k) The Trustee agrees to accept and act upon facsimile transmission of written instructions or directions pursuant to this Indenture, it being understood that originals of such shall be provided to the Trustee in a timely manner.

     Section 12.04. No Responsibility For Recitals, Etc. The recitals contained herein and in the Securities (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of any Securities or the proceeds of any Securities authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

     Section 12.05. Trustee, Paying Agents, Conversion Agents or Registrar May Own Securities. The Trustee, any Paying Agent, any Conversion Agent or Security Registrar, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee, Paying Agent, Conversion Agent or Security Registrar.

     Section 12.06. Monies to Be Held in Trust. Subject to the provisions of Section 14.02, all monies and properties received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed in writing from time to time by the Company and the Trustee.

     Section 12.07. Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to from time to time in writing between the Company and the Trustee, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence, willful misconduct or bad faith. The Company also covenants to indemnify the Trustee (or any officer, director or employee of the Trustee), in any capacity under this Indenture and its agents and any authenticating agent for, and to hold them harmless against, any and all loss, liability, claim or expense incurred without negligence, willful misconduct or bad faith on the part of the Trustee or such officers, directors, employees and agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim of liability in the premises. The obligations of the Company under this Section 12.07 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a lien prior to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Securities. The obligation of the Company under this Section shall survive the satisfaction and discharge of this Indenture.

     When the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 10.01(i)**or Section 10.01(j) with respect to the Company occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

     Section 12.08. Conflicting Interests of Trustee. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

     Section 12.09. Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 (or if such Person is a member of a bank holding company system, its bank holding company shall have a combined capital and surplus of at least $50,000,000). If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section 12.09 the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 12.09, it shall resign promptly in the manner and with the effect hereinafter specified in this Article 12.

     Section 12.10. Resignation or Removal of Trustee. (a) The Trustee may at any time resign by giving written notice of such resignation to the Company and to the Holders. Upon receiving such notice of resignation, the Company shall promptly appoint a successor Trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment 60 days after the mailing of such notice of resignation to the Securityholders, the resigning Trustee may, upon 10 Business Days’ notice to the Company and the Securityholders, appoint a successor identified in such notice or may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee, or, if any Securityholder who has been a bona fide Holder for at least six (6) months may, subject to the provisions of Section 10.13, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor Trustee.

     (b) In case at any time any of the following shall occur:

     (i) the Trustee shall fail to comply with Section 12.08 after written request therefor by the Company or by any Securityholder who has been a bona fide holder of a Security or Securities for at least six (6) months; or

     (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 12.09 and shall fail to resign after written request therefor by the Company or by any such Securityholder; or

     (iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; then, in any such case, the Company may remove the Trustee and appoint a successor Trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee, or, subject to the provisions of Section 10.13, any Securityholder who has been a bona fide Holder for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee; provided, however, that if no successor Trustee shall have been appointed and have accepted appointment 60 days after either the Company or the Securityholders has removed the Trustee, the Trustee so removed may petition any court of competent jurisdiction for an appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor Trustee.

     (c) The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may at any time remove the Trustee and nominate a successor Trustee which shall be deemed appointed as successor Trustee unless, within 10 days after notice to the Company of such nomination, the Company objects thereto, in which case the Trustee so removed or any Securityholder, or if such Trustee so removed or any Securityholder fails to act, the Company, upon the terms and conditions and otherwise as in Section 12.10(a) provided, may petition any court of competent jurisdiction for an appointment of a successor Trustee.

     (d) Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 12.10 shall become effective upon acceptance of appointment by the successor Trustee as provided in Section 12.11.

     Section 12.11. Acceptance by Successor Trustee. Any successor Trustee appointed as provided in Section 12.10 shall execute, acknowledge and deliver to the Company and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor Trustee, the trustee ceasing to act shall, upon payment of any amount then due it pursuant to the provisions of Section 12.07, execute and deliver an instrument transferring to such successor Trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor Trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor Trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such trustee as such, except for funds held in trust for the benefit of holders of particular Securities, to secure any amounts then due it pursuant to the provisions of Section 12.07.

     No successor Trustee shall accept appointment as provided in this Section 12.11 unless, at the time of such acceptance, such successor Trustee shall be qualified under the provisions of Section 12.08 and be eligible under the provisions of Section 12.09.

     Upon acceptance of appointment by a successor Trustee as provided in this Section 12.11, the Company (or the former trustee, at the written direction of the Company) shall mail or cause to be mailed notice of the succession of such trustee hereunder to the Holders at their addresses as they shall appear on the Security Register. If the Company fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Company.

     Section 12.12. Succession by Merger, Etc.. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including any trust created by this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, such corporation shall be qualified under the provisions of Section 12.08 and eligible under the provisions of Section 12.09.

     In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee or authenticating agent appointed by such predecessor Trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee or any authenticating agent appointed by such successor Trustee may authenticate such Securities in the name of the successor Trustee; and in all such cases such certificates shall have the full force that is provided in the Securities or in this Indenture; provided, however that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

     Section 12.13. Preferential Collection of Claims. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Company (or any such other obligor).

ARTICLE 13
HOLDERS’ LISTS AND REPORTS BY TRUSTEE

     Section 13.01. Company to Furnish Trustee Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee:

     (a) semi-annually, not more than 15 days after each Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Record Date; and

     (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar; provided, however, that no such list need be furnished so long as the Trustee is acting as Security Registrar.

     Section 13.02. Preservation of Information; Communications to Holders. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 13.01 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 13.01 upon receipt of a new list so furnished.

     (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

     (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

     Section 13.03. Reports by Trustee. (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. Reports so required to be transmitted at stated intervals of not more than 12 months shall be transmitted no later than September 15 in each calendar year, commencing in September 15, 2007. Each such report shall be dated as of a date not more than 60 days prior to the date of transmission.

     (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which the Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when the Securities are listed on any stock exchange or of any delisting thereof.

ARTICLE 14
SATISFACTION AND DISCHARGE

     Section 14.01. Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

     (a) either

     (i) all Securities theretofore authenticated and delivered (other than (A) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 and (B) Securities for whose payment money has theretofore been deposited with the Trustee in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust as provided in Section 6.04) have been delivered to the Trustee for cancellation; or

     (ii) all such Securities not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire Indebtedness evidenced by such Securities not theretofore delivered to the Trustee for cancellation;

     (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

     (c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

     Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 12.07 and, if money shall have been deposited with the Trustee pursuant to Section 14.01(a)(ii), the obligations of the Trustee under Section 14.02 and the last paragraph of Section 6.04 shall survive.

     Section 14.02. Application of Trust Money. Subject to the provisions of the last paragraph of Section 6.04, all money deposited with the Trustee pursuant to Section 14.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) to the Persons entitled thereto, of the principal and Interest for whose payment such money has been deposited with the Trustee.

ARTICLE 15
SUPPLEMENTAL INDENTURES

     Section 15.01. Supplemental Indentures Without Consent of Holders. Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

     (i) to cure any ambiguity or correct any omission , defect or inconsistency contained herein, so long as such action does not adversely affect the interest of the Holders; provided that any such action made solely to conform the provisions of this Indenture to the description thereof contained in the final offering memorandum dated February 27, 2007, shall be deemed not to adversely affect the interests of the Holders;

     (ii) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities;

     (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided that the Company receives an opinion of nationally recognized tax counsel that such uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

     (iv) to add guarantees with respect to the Securities;

     (v) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities any property or assets;

     (vi) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company;

     (vii) to add or modify any other provision herein with respect to matters or questions arising hereunder which the Company and the Trustee may deem necessary or desirable and which does not materially and adversely affect the rights of any Holder; or

     (viii) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualifications of this Indenture under the Trust Indenture Act, or under any similar federal statute hereafter enacted.

     Section 15.02. Supplemental Indentures With Consent of Holders. With the consent of the Holders of not less than a majority in Principal Amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

     (i) reduce the rate or extend the time of payment of any Interest on any Security;

     (ii) reduce the Principal Amount of, or extend the Stated Maturity of, any Security;

     (iii) make any change that impairs or adversely affects right of a Holder to convert any Securities or the Conversion Rate of any Securities;

     (iv) reduce the Redemption Price or Fundamental Change Repurchase Price of any Security or amend or modify in any manner adverse to the Holders of Securities the Company’s obligation to make such payments;

     (v) make any Security payable in money other than that stated in the Security or other than in accordance with the provisions of this Indenture;

     (vi) modify the provisions of Article 5 relating to the subordination of the Securities in a manner adverse to the Holders of Securities;

     (vii) impair the right of any Holder to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities;

     (viii) modify any of the provisions of this Section 15.02, Section 15.03 or Section 10.12, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby.

     It shall not be necessary for any Act of Holders under this Section 15.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

     Section 15.03. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article 15 or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 12.01) shall be fully protected in relying upon, in addition to the documents required by Section 1.02, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. Subject to the preceding sentence, the Trustee shall sign such supplemental indenture if the same does not adversely affect the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

     Section 15.04. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article 15, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

     Section 15.05. Conformity With Trust Indenture Act. Every supplemental indenture executed pursuant to this Article 15 shall conform to the requirements of the Trust Indenture Act.

     Section 15.06. Reference in Securities to Supplemental Indentures. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 15 shall bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

     Section 15.07. Notice to Holders of Supplemental Indentures. The Company shall cause notice of the execution of any supplemental indenture to be mailed to each Securityholder, at his address appearing on the Security Register provided for in this Indenture, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

[Remainder of the page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

XILINX, INC.

By:	/s/ Jon A. Olson
Name: Jon A. Olson
Title: SR. VP-CFO

[Trustee Signature Follows]

THE BANK OF NEW YORK TRUST COMPANY, N.A.

By:	/s/ Melonee Young
Name: Melonee Young
Title: Vice President

EXHIBIT A

Form of Fundamental Change Repurchase Notice

,

The Bank of New York Trust Company, N.A.
700 South Flower Street, Suite 500
Los Angeles, California 90017

Attention: Agency & Trust

Re:	Xilinx, Inc. (the “Company”)
3.125% Junior Subordinated Convertible Debentures due 2037

This is a Fundamental Change Repurchase Notice as defined in Section 8.01 (a) of the Indenture dated as of March 5, 2007 (the “Indenture”) between the Company and The Bank of New York Trust Company, N.A., as Trustee. Terms used but not defined herein shall have the meanings ascribed to them in the Indenture.
Certificate No(s). of Securities:    _____________________________

I intend to deliver the following aggregate Principal Amount of Securities for purchase by the Company pursuant to Section 8.01 of the Indenture (in multiples of $1,000):

$_____________________________

     I hereby agree that the Securities will be purchased as of the Fundamental Change Repurchase Date pursuant to the terms and conditions thereof and of the Indenture.

Signed:

i

EXHIBIT B

Additional Shares to Be Delivered in Connection with Conversion Upon a Make-Whole Fundamental Change

Make-Whole Table for Offering Memorandum

Stock Price	$25.98	$30.00	$35.00	$40.00	$40.53	$45.00	$50.00	$55.00	$60.00	$65.00	$70.00	$75.00	$80.00	$85.00	$90.00	$95.00

Effective Date
March 5, 2007	6.4151	5.5370	4.1467	3.1991	3.1280	2.5282	2.0362	1.6653	1.3793	1.1543	0.9739	0.8276	0.7069	0.6064	0.5217	0.4498
March 15, 2008	6.4151	5.3954	4.0064	3.0670	2.9977	2.4127	1.9354	1.5815	1.3128	1.1019	0.9366	0.8022	0.6936	0.6029	0.5276	0.4643
March 15, 2009	6.4151	5.1925	3.7962	2.8599	2.7917	2.2162	1.7571	1.4207	1.1683	0.9748	0.8239	0.7037	0.6068	0.5274	0.4616	0.4064
March 15, 2010	6.4151	4.9603	3.5396	2.6081	2.5412	1.9769	1.5363	1.2213	0.9904	0.8178	0.6856	0.5828	0.5010	0.4351	0.3810	0.3360
March 15, 2011	6.4151	4.6974	3.2398	2.3017	2.2361	1.6827	1.2653	0.9777	0.7753	0.6296	0.5223	0.4414	0.3790	0.3298	0.2902	0.2575
March 15, 2012	6.4151	4.3814	2.8524	1.8950	1.8311	1.2930	0.9127	0.6702	0.5134	0.4097	0.3391	0.2894	0.2531	0.2255	0.2037	0.1859
March 15, 2013	6.4151	4.0974	2.4103	1.3741	1.3105	0.7740	0.4480	0.2803	0.1972	0.1560	0.1345	0.1220	0.1137	0.1075	0.1024	0.0981
March 15, 2014	6.4151	4.0864	2.2227	0.9483	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
March 15, 2017	6.4151	4.3484	2.3894	0.9813	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
March 15, 2022	6.4151	4.4075	2.2632	0.7344	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
March 15, 2027	6.4151	4.6923	2.4481	0.9005	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
March 15, 2032	6.4151	4.8219	2.3773	0.7345	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
March 15, 2037	6.4151	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

B-1

EXHIBIT C

THE SALE OF THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, THIS SECURITY MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES (1) THAT IT WILL NOT WITHIN THE LATER OF (X) TWO YEARS AFTER THE LATEST ISSUE DATE OF THE SECURITIES UPON THE CONVERSION OF WHICH THIS SECURITY WAS ISSUED AND (Y) THREE MONTHS AFTER IT CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF THE ISSUER, OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY, EXCEPT (A) TO THE ISSUER; (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT; (C) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A (IF AVAILABLE); OR (D) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (2) AGREES THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY WITHIN THE LATER OF (X) TWO YEARS AFTER THE LATEST ISSUE DATE OF THE SECURITIES UPON THE CONVERSION OF WHICH THIS SECURITY WAS ISSUED AND (Y) THREE MONTHS AFTER IT CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 ADOPTED UNDER THE SECURITIES ACT) OF THE ISSUER, FURNISH TO THE TRANSFER AGENT AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.